UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
LEONARDO DRS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 PROXY STATEMENT

LeonardoDRS.com

LEONARDO DRS

2345 Crystal Drive, Suite 1000 Arlington, Virginia 22202 Tel: 703-416-8000
Dear Stockholder:
You are cordially invited to join our Board of Directors and senior leadership for Leonardo DRS, Inc.’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/DRS2025 on Wednesday, June 4, 2025, at 9:00 a.m. (Eastern Time). You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. There will be no physical location for in-person attendance at the Annual Meeting. We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Leonardo DRS, Inc. from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 23, 2025, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
Your vote is very important to us and to the continued success of our Company. Please complete and return your proxy card by mail, or vote via telephone or the Internet, as soon as possible regardless of whether you plan to attend the Annual Meeting. Thank you in advance for your continuing commitment to Leonardo DRS, Inc.
Sincerely yours,
LEONARDO DRS, INC.
William J. Lynn III
Chairman and Chief Executive Officer
April 23, 2025

Notice of Annual Meeting of Stockholders
To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, this year’s Annual Meeting (the “Annual Meeting”) of Stockholders of Leonardo DRS, Inc. (“Leonardo DRS,” the “Company,” “we,” “our” or “us”) will be held virtually at the date and time below. There will be no in-person meeting location. At the Annual Meeting, stockholders will be asked to consider and vote upon the matters set forth in this notice.
The purpose of our Annual Meeting is to:

Date:
Wednesday, June 4, 2025
Time:
9:00 a.m., ET
Place:
The Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/DRS2025. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.

Elect the following nine nominees to the Board of Directors (the “Board”): William J. Lynn III, Frances F. Townsend, Gail S. Baker, Dr. Louis R. Brothers, David W. Carey, General George W. Casey, Jr. (Ret.), Mary E. Gallagher, Kenneth J. Krieg, and Eric C. Salzman;

Approve, in a non-binding advisory resolution, the compensation of the Company’s named executive officers (“NEOs”);
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove certain “pop-up” supermajority voting requirements;
Approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting; and
Transact other business that properly comes before the meeting or any postponement or adjournment thereof.

Stockholders who owned Leonardo DRS common stock at the close of business on the record date, April 7, 2025, are entitled to vote at the Annual Meeting, or any postponement or adjournment thereof.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including consolidated financial statements (the “2024 Annual Report”), are available to you at www.proxydocs.com.

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting (virtually), please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet as instructed on the proxy card or Notice of Internet Availability, before the meeting and as soon as possible. Your prompt response is helpful and your cooperation will be appreciated.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rule enables us to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials, and our 2024 Annual Report. It contains instructions on how to access our proxy statement and 2024 Annual Report and how to vote online.
We appreciate your continued support of Leonardo DRS, Inc.
By Order of the Board of Directors,
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 23, 2025

Proxy Summary
Summary of Proposals Submitted for Vote
The following are only summaries of the proposals to be presented at the Annual Meeting. You should review the full discussion of each proposal in this proxy statement before casting your vote.
Proposal 1: Election of the Board’s Nominees Named in this Proxy Statement to the Board.
Director Nominees: At the Annual Meeting, you will be asked to elect to the Board the nominees for director identified in this proxy statement. The directors, if elected, will serve a one-year term ending at the annual meeting of stockholders in 2026 or until their successors, if any, are elected and qualified, or until their earlier resignation or removal.
Vote Required: Directors are elected by a plurality of the votes cast at the Annual Meeting at which there is a quorum. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in this proxy statement, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board. Broker non-votes and abstentions will have no effect on this proposal.
Proposal 2: Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs.
Compensation of the Company’s NEOs: At the Annual Meeting, you will be asked to approve an advisory resolution regarding the compensation of the Company’s NEOs. This proposal is commonly referred to as a “say-on-pay” vote.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of the advisory resolution regarding the compensation of the Company’s NEOs. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, the vote on Proposal 2 is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.
Independent Registered Public Accounting Firm: At the Annual Meeting, you will be asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the Audit Committee’s appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will count as a vote “against” the proposal. If you do not give instructions to your broker on Proposal No. 3, your broker will be entitled to exercise its discretion with respect to such proposal.

Leonardo DRS	1	2025 Proxy Statement

Proxy Summary
Proposal 4: Approval of an Amendment to the Company’s Charter to Remove Certain “Pop-Up” Supermajority Voting Requirements.
Charter Amendment: At the Annual Meeting, you will be asked to approve an amendment to the Charter to remove certain “pop-up” supermajority requirements.
Vote Required: The affirmative vote of the holders of a majority of the Board and the affirmative vote of the holders of a majority of the outstanding shares of Leonardo DRS common stock entitled to vote on the matter at the Annual Meeting will be required to amend the Charter to remove certain “pop-up” supermajority requirements. Abstentions and broker non-votes will count as a vote “against” the proposal.
Proposal 5: Approval of One or More Adjournments of the Annual Meeting to a Later Date or Dates If Necessary or Appropriate to Solicit Additional Proxies If There Are Insufficient Votes to Approve the Other Proposals at the Time of the Annual Meeting.
Adjournment of the Annual Meeting: At the Annual Meeting, you will be asked to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting. Abstentions will count as a vote “against” the proposal. If you do not give instructions to your broker on Proposal No. 5, your broker will be entitled to exercise its discretion with respect to such proposal.

VOTE The Board unanimously recommends that the stockholders vote “FOR” the election of each director named in proposal 1 and “FOR” proposals 2, 3, 4 and 5, each as listed above.

Leonardo DRS	2	2025 Proxy Statement

General Information
About the Annual Meeting and Voting
Leonardo DRS, on behalf of its Board, is soliciting your proxy to vote at our Annual Meeting to be held virtually on June 4, 2025 (or at any postponement or adjournment of the Annual Meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Notice”) will be first mailed on or about April 23, 2025 to stockholders of record as of April 7, 2025 (the “Record Date”). These proxy solicitation materials, combined with our 2024 Annual Report, were first made available on the Internet on or about April 23, 2025. Our principal executive offices are located at 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, and our telephone number at that location is 703-416-8000. We maintain a website at www.leonardodrs.com. The information on our website is not incorporated by reference into this proxy statement.
Who Can Vote at the Annual Meeting?
Stockholders who owned Leonardo DRS common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 266,087,957 shares of Leonardo DRS common stock outstanding.
Registered Stockholders. If your shares are registered directly in your name with Leonardo DRS’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by Leonardo DRS. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (virtually) at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Beneficial owners are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.
How Many Votes Do I Get Per Share?
Each share of Leonardo DRS common stock that you own entitles you to one vote on each matter to be presented at the Annual Meeting.

Leonardo DRS	3	2025 Proxy Statement

General Information
How Can I Get Electronic Access To The Proxy Materials?
Under SEC rules, we are making our proxy materials available via the Internet. Instead of mailing printed copies of the proxy materials to all of our stockholders, the SEC rules allow us to send you, our stockholders as of the Record Date, a Notice containing instructions on how to access the proxy materials via the Internet and how to request a printed copy by mail if you prefer. Sending you the Notice and using the Internet instead of mailing printed proxy materials saves both costs and natural resources.
The Notice provides you with instructions about how to:
•View our proxy materials for the Annual Meeting via the Internet; and
•Request that we send our future proxy materials to you by mail or by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
What Matters Am I Voting On?

The election of nine directors named in this proxy statement to hold office until the annual meeting of stockholders in 2026 or until their successors are duly elected and qualified, or until their earlier resignation or removal;
The approval of an advisory resolution regarding the compensation of the Company’s NEOs;
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
The approval of an amendment to the Charter to remove certain “pop-up” supermajority voting requirements (the “Charter Amendment”);
The approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting; and
Any other business that may properly come before the meeting.

Leonardo DRS	4	2025 Proxy Statement

General Information
How Does the Board Recommend I Vote on These Proposals?
The Board recommends a vote as follows:

Board Recommendation	Proposal

FOR	Proposal One: The election of the nine nominees named in this proxy statement to the Board;
FOR	Proposal Two: The advisory resolution regarding the compensation of the Company’s NEOs;
FOR	Proposal Three: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
FOR	Proposal Four: The approval of an amendment to the Charter to remove certain “pop-up” supermajority voting requirements; and
FOR	Proposal Five: The approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting.
If any other matter is properly presented at the Annual Meeting, your shares will be voted in accordance with the proxy holder’s best judgment. At the time this proxy statement was printed, we were not aware of any additional matters to be acted on at the Annual Meeting.
How Do I Vote?
If you do not request printed copies of the proxy materials by mail, you will receive a Notice. Stockholders that receive a Notice may vote via the Internet in the following ways:

Prior to the Annual Meeting
You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed; or

At the Annual Meeting
You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/DRS2025 and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed.

If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:

Vote by Telephone
You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or
Vote by Mail You can vote by completing, dating, signing and returning the proxy card or voting instruction form.

Leonardo DRS	5	2025 Proxy Statement

General Information
Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. (Eastern Time) on June 3, 2025. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the approval of the advisory resolution regarding the compensation of the Company’s NEOs, FOR the ratification of the retention of our independent registered public accounting firm for the fiscal year ending December 31, 2025, FOR the approval of the Charter Amendment, and FOR the approval of one or more adjournments of the Annual Meeting as described in this proxy statement.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Street Name Stockholders: If you hold your shares in a “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposals No. 3 (ratification of auditors) and No. 5 (approval of adjournment)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (election of directors), No. 2 (advisory vote on executive compensation), or No. 4 (approval of the Charter Amendment)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 3 or Proposal No. 5, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How Do I Change My Vote Or Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person (virtually) or by proxy, at the Annual Meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a stockholder does not provide voting instructions to his or her broker or nominee and the broker or nominee does not have discretionary authority to vote on the matter, as further described above under “Who Can Vote at the Annual Meeting - Street Name Stockholders.”
Abstentions
Abstentions are counted as present for establishing a quorum. For all proposals in this proxy statement, except for the election of directors, abstentions have the same effect as votes against the matter. A stockholder may choose to withhold his or her vote in lieu of voting “for” any director nominee. Withheld votes have the same effect as votes against the director nominee.

Leonardo DRS	6	2025 Proxy Statement

Proposal 1
Election of the Board’s Nominees Named in this Proxy Statement to the Board
Director Nominees

Leonardo DRS’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide that the Board must consist of no less than one director nor more than ten directors. The exact number of directors serving on the Board is determined from time to time as specified in the Amended and Restated Proxy Agreement (the “Proxy Agreement”) by and among the Company, the individual proxy holders that are signatories thereto, Leonardo US Holding, LLC (“US Holding”), Leonardo – Società per Azioni (“Leonardo S.p.A.”), Leonardo International -- Società per Azioni, and the U.S. Department of Defense (the “DoD”), which is discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement. The Company’s Bylaws provide that directors are elected by a plurality vote. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in this proxy statement, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board. A stockholder may choose to withhold his or her vote in lieu of voting “for” any director nominee. Withheld votes have the same effect as votes against the director nominee.
The director nominees identified in this proxy statement are standing for election at the Annual Meeting and have been nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) to hold office for a one-year term expiring at the annual meeting of stockholders in 2026 or until their successors, if any, are elected and qualified, or until their earlier resignation or removal. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees named in this proxy statement. The Board has determined that each director nominee, other than Mr. Lynn, if elected, would be an independent director.
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board.
VOTE The Board unanimously recommends that you vote “FOR” the election of each nominee presented in Proposal 1.

Leonardo DRS	7	2025 Proxy Statement

Proposal 1 – Election of Directors
The following table and biographical summaries set forth, with respect to each nominee for director, his or her committee membership, the year in which he or she first became a director of the Company, and whether or not US Holding (after consultation with Leonardo S.p.A. and the DCSA) appointed such director as a proxy holder to serve on the Board pursuant to the Proxy Agreement (as discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement):

Name	Position	Committee	Director Since	Proxy Holder?

William J. Lynn III	Chairman & CEO	Government Security	2012	No
Frances F. Townsend	Lead Ind. Director	Compensation (Chair) & Government Security	2009	Yes
Gail S. Baker	Director	Compensation	2021	No
Dr. Louis R. Brothers	Director	Audit & Government Security	2023	Yes
David W. Carey	Director	Audit, Government Security (Chair) & Nominating	2009	Yes
General George W. Casey, Jr.	Director	Compensation & Government Security	2020	Yes
Mary E. Gallagher	Director	Audit (Chair)	2021	No
Kenneth J. Krieg	Director	Compensation, Nominating (Chair) & Government Security	2009	Yes
Eric C. Salzman	Director	Audit & Nominating	2022	No
Set forth below are the biographies for our director nominees as of April 9, 2025, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

William J. Lynn III has been Chairman of the Board since 2021 and Chief Executive Officer (“CEO”) since January 2012.
Relevant Experience and Skills:
•30th United States Deputy Secretary of Defense (2009-2011)
•Senior Vice President of Government Operations and Strategy at Raytheon Company (2002-2009)
•Chief Financial Officer and Under Secretary of Defense (Comptroller) (1997-2001)
•Director of Program Analysis and Evaluation for the Department of Defense (1993-1997)
•Counsel to the Senate Armed Forces Committee under Senator Ted Kennedy (1987-1993)
•Serves on the boards of Accenture Federal Services, the USO Foundation, the Atlantic Council, and the Center for a New American Security
•Skilled and experienced in matters of national security, both in government and industry
•Numerous recognitions for professional and service contributions, including four Department of Defense Distinguished Public Service medals and the Joint Chiefs of Staff Distinguished Civilian Service Award

William J. Lynn III Age: 71 Director Since: 2012 Board Committee: Government Security

Leonardo DRS	8	2025 Proxy Statement

Proposal 1 – Election of Directors

Frances F. Townsend has been Lead Director since 2023 and Chair of the Compensation Committee since 2009.
Other Public Company Directorships:
•Chubb Limited (NYSE: CB) (2020-present)
•Freeport-McMoRan Inc. (NYSE: FCX) (2013-present)
•SciPlay Corporation (NASDAQ: SCPL) (2019-2020)
•Scientific Games Corporation (n/k/a Light & Wonder) (NASDAQ: LNW) (2010-2020)
•Western Union Company (NYSE: WU) (2013-2020)
Relevant Experience and Skills:
•Founder, Frances Fragos Townsend LLC (2022-present)
•EVP of Corporate Affairs, Corporate Secretary, and Chief Compliance Officer at Activision Blizzard (2020-2022)
•Vice Chairman, General Counsel, and Chief Administrative Officer at MacAndrews & Forbes Inc. (2010-2020)
•On-air national security analyst for CBS news (2016-2022)
•Corporate partner with the law firm Baker Botts, LLP (2009-2010)
•Served as Assistant to President George W. Bush for Homeland Security and Counter terrorism and chaired the Homeland Security Council (2004-2008)
•Served as Deputy National Security Advisor for Combating Terrorism (2003-2004)
•Served in various senior positions at the U.S. Department of Justice (1990-2001)
•Serves on several non-profit boards including the Council on Foreign Relations, the Atlantic Council, the Center for Strategic and International Studies, the McCain Institute and the Hospital for Special Surgery
•Skilled and experienced in matters of national security and law, business, and government

Frances F. Townsend Age: 63 Director Since: 2009 Board Committees: Compensation (Chair), Government Security Proxy Holder Independent

Leonardo DRS	9	2025 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (2022-2023)
Relevant Experience and Skills:
•Serves on the board of advisors of Argosy Investment Partners-Capewell Aerial Systems (2022-present)
•Consultant to Arcline Investment Management, L.P. (2022-present)
•President, Aftermarket Services at Collins Aerospace (2019-2020)
•President, Intelligence, Surveillance, Reconnaissance, and Space Systems at Collins Aerospace (2017-2019)
•President, Air Management Systems, European Entities and Aftermarket (2015-2017)
•President, Aerospace Customers and Business Development for UTC Aerospace Systems (2011-2015)
•Skilled and experienced in matters of strategic planning, portfolio management, technical and operational leadership, P&L management, national security and defense
•Serves on the non-profit board for the Hartford Bishops Foundation as Executive Chair of the Grants Committee

Gail S. Baker Age: 62 Director Since: 2021 Board Committee: Compensation Independent

Leonardo DRS	10	2025 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Redwire (NYSE: RDW) (2021-present)
•BigBear.ai (NYSE: BBAI) (2020-2022)
Relevant Experience and Skills:
•Principal with the MIT Lincoln Laboratory (2023-present)
•Operating Partner at AE Industrial Partners (2022-present)
•Chief Executive Officer of BigBear.ai (2020-2022)
•Chief Technology Officer at Peraton (2018-2020)
•Principal with The Chertoff Group (2017-2018)
•Under Secretary for Science and Technology at the U.S. Department of Homeland Security (2014-2017)
•Deputy Assistant Secretary of Defense for Research at the Department of Defense (2011-2014)
•Served in various senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and Envoy Networks
•Serves on the non-profit board of Riverside Research (2017-present)
•Skilled and experienced in matters of defense, government services, and technology industries

Dr. Louis R. Brothers Age: 65 Director Since: 2023 Board Committees: Audit, Government Security Proxy Holder Independent

Leonardo DRS	11	2025 Proxy Statement

Proposal 1 – Election of Directors

David W. Carey has been the Chair of the Government Security Committee since 2023.
Other Public Company Directorships:
•ImageWare Systems, Inc (OTCQB: IWSY) (2006-2020)
Relevant Experience and Skills:
•Serves on the board of OnPoint Consulting, Inc. (2009-present) and Informatica Federal Operations Corp. (2015-present)
•Executive Director at Blackbird Technologies, Inc. (2005-2008)
•Vice President, Information Assurance at Oracle Corporation (2001-2005)
•Held several senior positions during a 32-year career at the Central Intelligence Agency including service as Executive Director until 2001
•Previously served on several boards to include Qinetiq North America (2014-2019), the advisory board of Recorded Future Inc. (2011-2019) as well as on the non-profit board of the CIA Officers Memorial Foundation until 2022
•Skilled and experienced in matters of national security, business development, and defense and intelligence electronics

David W. Carey Age: 80 Director Since: 2009 Board Committees: Audit, Government Security (Chair), Nominating Proxy Holder Independent

Leonardo DRS	12	2025 Proxy Statement

Proposal 1 – Election of Directors

Relevant Experience and Skills:
•Served 41 years in the U.S. Army, including from 2007-2011 as the 36th Chief of Staff of the U.S. Army
•Commanded the Multi-National Force – Iraq, a coalition of more than 30 countries (2004-2007)
•Serves as Distinguished Senior Lecturer of Leadership at the SC Johnson College of Business, Cornell University, and lectures at the Korbel School, University of Denver
•Served as the Chairman of the board of governors of the United Service Organizations (2015-2023) and board member of the University of Denver (2021-present), ColtCZ North America (2021-present), the Ross Initiative in Sports for Equality (2019-present), the Center for Global Development (2019-2024), Thanks, USA (2011-2022), Student Veterans of America (2014-2021), Georgetown University (2014-2020), Army Historical Foundation (2011-2020), and FedBid (2012-2017)
•Skilled and experienced in the matters of military operations, government operations, the non-profit sector, and industry

General George W. Casey, Jr. (Ret.) Age: 76 Director Since: 2020 Board Committees: Compensation, Government Security Proxy Holder Independent

Leonardo DRS	13	2025 Proxy Statement

Proposal 1 – Election of Directors

Mary E. Gallagher has been the Chair of the Audit Committee since 2021.
Other Public Company Directorships:
•American Outdoor Brands (NASDAQ: AOUT) (2020-present)
•Served as director of IronNet (NYSE: IRNT) (2021-2023)
Relevant Experience and Skills:
•Serves as director of Novaria Group (2020-present)
•Chief Financial Officer at Wheels Up (2016-2018)
•Served in a variety of top financial roles at United Technologies Corporation (now Raytheon Technologies Corporation) (2004-2016) most recently serving as Chief Financial Officer at Sikorsky Aircraft (2013-2016)
•Vice President Controller and Chief Accounting Officer at Olin Corporation (1996-2004)
•Served for nine years with KPMG in various positions in the audit, mergers/acquisitions, consulting, and training groups (1987-1996)
•Skilled and experienced in the matters of business administration, accounting, financial leadership, and defense

Mary E. Gallagher Age: 59 Director Since: 2021 Board Committee: Audit (Chair) Independent

Leonardo DRS	14	2025 Proxy Statement

Proposal 1 – Election of Directors

Kenneth J. Krieg has been the Chair of the Nominating Committee since 2021.
Other Public Company Directorships:
•BWX Technologies, Inc. (NYSE: BWXT) (2016-present)
Relevant Experience and Skills:
•Head of Samford Global Strategies, an advisory and consulting practice which Mr. Krieg founded in 2007
•Served as Executive in Residence with Renaissance Strategic Advisors, a leading consultancy supporting premier firms in the aerospace, defense, space, intelligence and government services industry (2010-present)
•Served in several positions within the Department of Defense (2001-2007), including as Undersecretary of Defense for Acquisition, Technology, and Logistics (2005-2007)
•Spent 11 years working for the International Paper Company, most recently as Vice President and General Manager of the Office and Consumer Papers Division
•Served on the boards of Tempus Applied Solutions Holdings, Inc. (2014-2016) and API Technologies Corp. (2011-2016)
•Serves on a number of private and foreign ownership control and influence (“FOCI”) mitigation boards
•Skilled and experienced in the matters of overseeing research, development, acquisitions, FOCI mitigation, public company governance, and government

Kenneth J. Krieg Age: 64 Director Since: 2009 Board Committees: Compensation, Nominating (Chair), Government Security Proxy Holder Independent

Leonardo DRS	15	2025 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Movella Holdings Inc. (DEL: MVLA) (2023-2024)
•8x8, Inc. (NASDAQ: EGHT) (2012-2024)
Relevant Experience and Skills:
•Independent Director (2023-present) and Chief Executive Officer at Movella Holdings Inc. (2024-present)
•Former Chief Executive Officer at Safeguard Scientifics, Inc. (2020-2023) and former Board Chairman of SolAero Technologies Corp. (2018-2022)
•Director of Prognos Health (2022-present), meQuilibrium (2022-present), Dixa (2024-present), and Typeform (2024-present)
•Managing Member of SarniHaan Capital Partners LLC, a private boutique consulting firm that provides capital and expertise to support the growth of technology driven business in healthcare, financial services and digital media (2011-present)
•Served nearly ten years as Managing Director for Lehman Brothers Holdings in the Private Equity and Principal Investing Group as well as in the Global Trading Strategies Division
•Served as a board member, investor, and strategic advisor for public and private growth companies for over 25 years
•Served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies
•Skilled and experienced in the matters of capital markets, M&A, corporate governance, restructuring, investments, technology, software, communications, medical devices, manufacturing, defense, and business services

Eric C. Salzman Age: 58 Director Since: 2022 Board Committees: Audit, Nominating Independent

VOTE

The Board unanimously recommends that stockholders vote “FOR” the election of each nominee.

Leonardo DRS	16	2025 Proxy Statement

Proposal 1 – Election of Directors
Directors And Corporate Governance
Board Skills Highlights
Board Skills Matrix, as of April 9, 2025:

Name	Senior Exec of Public Company	Manufacturing/ Operations	Industrial/ National Security	Financial Literacy	M&A/ Business Integration	Government Experience	Technical Expertise	Global Experience	Military/ Defense Experience

William J. Lynn III	●	●	●	●	●	●	●	●	●
Frances F. Townsend	●	●	●	●	●	●	●	●	●
Gail S. Baker	●	●		●	●		●	●	●
Dr. Louis R. Brothers	●		●	●	●	●	●		●
David W. Carey			●	●		●		●	●
General George W. Casey, Jr.	●		●	●		●		●	●
Mary E. Gallagher	●	●	●	●	●		●	●	●
Kenneth J. Krieg	●	●	●	●	●	●	●	●	●
Eric C. Salzman	●			●	●		●	●	●
Board Composition
The Board is guided by the Company’s Bylaws, Corporate Governance Guidelines and Proxy Agreement. The Nominating Committee is committed to exercising best practices of corporate governance and recognizes the importance of the Board containing diversity of knowledge and experience in business and other relevant knowledge that contributes to the Company’s global activities. In evaluating the Board’s composition, the Nominating Committee considers, for each incumbent director and any potential nominee, various factors, including the skills and attributes described in the above chart. For more information on our director nomination process, please refer to the “Director Nomination Process” section in this proxy statement.
Controlled Company Status
Because Leonardo S.p.A. controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of Nasdaq Stock Market (“Nasdaq”). Therefore, we are not required to have a majority of the directors on our Board be independent, nor are we required to have an independent compensation committee or an independent nominating function. We have nevertheless opted to have a majority of the directors on our Board be independent and to have a Compensation Committee and Nominating Committee that are both comprised of independent directors, as more fully described below.
Director Independence
The Board has determined that each member of the Board, other than Mr. Lynn, is independent under the criteria established by the Nasdaq listing rules. In addition, the Board has determined that each member of the Audit Committee and each member of the Compensation Committee meets the additional independence criteria required for audit committee and compensation committee members, as applicable, established by SEC rules and regulations and Nasdaq listing rules.

Leonardo DRS	17	2025 Proxy Statement

Proposal 1 – Election of Directors
Workforce Management
Our Company consists of approximately 7,000 employees. We encourage our employees to uphold the core values of the Company including integrity; agility; excellence; customer focus; community and respect; and innovation.
Due to the highly specialized nature of our business, we maintain a culture that fosters and rewards growth, agility, problem-solving, innovation and operational excellence. We have approximately 1,560 engineers who work on programs in sensing, electro-optical infrared systems, laser systems, network computing, communications systems, integration and power propulsion. Our employees maintain over 1,700 security clearances to allow engineers and management to carry on business activities for our customers’ classified programs. We recognize that our success as a company depends on our ability to attract, develop and retain a qualified workforce. To accomplish this, we have comprehensive talent acquisition and talent management programs established to attract and retain our employees. We recognize and reward the performance of our employees and provide market-based and competitive compensation. We offer an expansive suite of benefits for our employees and their families to support their physical, emotional and financial well-being.
The health and safety of our workforce is paramount. Across our businesses, we take measures to prevent workplace hazards, encourage safe behaviors and enforce a culture of continuous improvement to ensure our processes help reduce incidents and illnesses and comply with governing health and safety laws. Our wellness programs provide resources, information, motivation, and support to help our employees make healthy lifestyle choices and minimize health risks.
Our strong commitment to employee and leadership development, talent management, and succession planning provides our workforce with the support and critical skills necessary for the work today and for future opportunities. We are developing our current leaders and preparing the next generation of leaders to demonstrate behaviors and attributes that are aligned with our core values. We work to develop bench strength for our leadership team and other critical roles.
Our mission and core values are the driving force behind our actions to maintain an engaged and motivated workforce. We continuously strive to deliver employee programs that support employee performance, development, well-being, and health and safety. In addition, we are actively engaged in supporting our local communities, active military and their families, and veterans through our charitable giving, employer matching and volunteerism programs.
Our values motivate us to promote strong workplace practices with opportunities for development and training. Our training and development efforts focus on ensuring that the workforce is appropriately trained on critical job skills as well as leadership behaviors that are consistent with our core values. We conduct rigorous succession planning exercises to ensure that key positions have the appropriate level of bench strength to provide for future key positions and leadership transitions. We listen to our workforce to assess areas of concern and levels of engagement.
Our goal is to foster a dynamic environment that fosters and rewards growth, agility, problem-solving, innovation, and operational excellence. Through comprehensive training programs, we empower our employees to thrive, firmly believing that their growth is integral to our long-term success. We continuously work to cultivate a workplace where every individual can reach their fullest potential and make meaningful contributions.
The nature of our business involves providing the U.S. military with innovative technology, products, and solutions. We give back to our military community by contributing to military service organizations that provide direct support and services to military families, such as the USO, Blue Star Families, and the Fisher House Foundation. We provide support for college tuition for military children and spouses including the Anchor Scholarship Foundation, the Navy/Marine Corps Relief Society, and the National Guard Education Fund. We have also been a proud sponsor of the Army Ten-Miler for the past 15 years and have partnered with Home for our Troops which provides mortgage-free homes to severely disabled post-9/11 veterans and their families. We continue to support our military community both from an inside and outside perspective, as we continue to recruit and hire veterans to our Leonardo DRS team. In 2020, 2021 2022, 2023 and 2024, we were recognized as a “Best for Vets” employer by the Military Times, and in 2023 and 2024, we were named a Gold Medallion recipient by the U.S. Department of Labor HIRE Vets program. We proudly employ veterans, whose

Leonardo DRS	18	2025 Proxy Statement

Proposal 1 – Election of Directors
skills and experience have helped shape us into a leading defense contractor. In 2024, we were recognized as a best place to work for disability inclusion, and in 2022, 2023 and 2024, we were certified as an employer of choice by Great Place to Work®, a recognized leader in workplace culture.
Governance
Our corporate governance policies and practices are designed and implemented to be compliant with the Nasdaq listing rules, SEC rules and regulations, and the applicable corporate governance requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). We maintain a corporate governance page on our website at https://investors.leonardodrs.com. Highlights of our corporate governance include:

•100% Independent Nominating and Compensation Committee Members
•Lead Director
•Annual Board and Committee Evaluations
•Director Overboarding Policy
•Periodic Review of Committee Charters and Governance Policies
•Regular Meetings of Independent Directors without Management Present

•Formal CEO Evaluation Process
•Stockholder Engagement Program
•Stock Ownership Guidelines for Directors and Officers
•Annual Compensation Risk Assessment
•Codes of Conduct for Directors, Officers and Employees
•Succession Planning Process
•Corporate Governance Guidelines

Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics for directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview. We will post on this section of our website any amendment or update to the Code of Ethics, as well as any waivers of the Code of Ethics that are required to be disclosed by SEC or Nasdaq rules.
Insider Trading Policy
We have adopted an Insider Trading Policy applicable to our directors, officers, certain other designated employees, and related persons and controlled entities of the foregoing that governs the purchase, sale and other dispositions of the Company's securities. While the Company is not subject to the Insider Trading Policy itself, the Company will not engage in transactions in its securities while aware of material nonpublic information. We believe that the Company’s Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19 to our 2024 Annual Report.

Leonardo DRS	19	2025 Proxy Statement

Proposal 1 – Election of Directors
Board Overview
Board Structure and Risk Oversight
Leadership Structure
As noted above, Mr. Lynn has served as Chairman of the Board since 2021 and CEO since 2012.
Because one individual serves as both Chairman and CEO, the Board appointed an independent director to serve as “Lead Director.” Our Lead Director is Ms. Townsend, who was appointed to that position by the Board effective January 1, 2023. The Board believes the combined Chairman/CEO position, together with an independent Lead Director, has certain advantages over other board leadership structures and best meets the Company’s current needs. Mr. Lynn’s leadership as Chairman and CEO provides our Board with detailed and in-depth knowledge of the Company’s strategy, markets, operations, and financial condition, and enhances our ability to communicate a clear and consistent strategy to our stockholders, employees, and business partners. This leadership structure provides clear separation of the oversight role of the Lead Director and other independent directors from the oversight role of the Chairman/CEO and other senior management, enabling the Board and the Chairman/CEO to have greater clarity and focus on their respective leadership roles.
The Board understands there is no “one-size fits all” approach to providing Board leadership in the competitive and changing environment in which we operate. The optimal Board leadership structure may vary as circumstances warrant. At present, the Board believes its current structure effectively maintains independent oversight of management.
Risk Oversight
The Board’s Risk Oversight Responsibilities
Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.
Key Board Committee Oversight Responsibilities
Our Audit Committee is responsible for overseeing risks associated with the financial health of the Company and other financial matters, such as financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Compensation Committee has primary responsibility for risks and exposures associated with retention, succession planning and compensation of our executive officers, including the associated policies, plans and practices. The Nominating Committee oversees risks associated with our governance practices, the independence of our Board, potential conflicts of interest, our ethics and compliance program and overall enterprise risk. The Government Security Committee oversees risks associated with our obligation to safeguard information in our possession, including cyber threats to our classified and unclassified networks, counterintelligence threats, physical threats to our facility and workforce, and compliance with the Proxy Agreement and applicable laws and regulations including the International Traffic in Arms Regulations (“ITAR”), Export Administration Regulations (“EAR”), and the National Industrial Security Program Operating Manual (“NISPOM”).
Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including assessing and managing the risks we face on a day-to-day basis. The role of our Board in our risk oversight is consistent with our leadership structure, with our CEO and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Leonardo DRS	20	2025 Proxy Statement

Proposal 1 – Election of Directors
Board Effectiveness
Board and Committee Self-Evaluation Process
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. Our Board and its committees annually evaluate their own performance. Generally, as part of the self-evaluation process, directors are provided detailed questionnaires designed to offer a thoughtful and substantive reflection on the Board’s or committee’s performance, as applicable. The questionnaires consider various topics related to Board and committee composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experiences and backgrounds. As set forth in its charter, the Nominating Committee oversees the Board evaluation process. The Nominating Committee periodically reviews the form of questionnaire and the self-evaluation process, considers whether changes are recommended, and reports the results to the Board.
Director Overboarding Guidelines
Directors are expected to commit substantial time and energy to the Board and should ensure that other existing and future time commitments do not materially interfere with their service as a director. While the Company values the experience directors bring from other business associations, including other boards on which they serve, we recognize that those boards may present demands on a director’s time and availability and may present conflicts or legal issues. Directors should therefore advise the Chair of the Nominating Committee and the Chairman of the Board before accepting membership on any audit committee or other significant committee assignment on any other board of directors, any new membership on other boards of directors or other significant commitments involving affiliation with other businesses or government entities.
Board Meetings and Committees
The Board met nine times in fiscal year 2024. All directors attended at least 90 percent of the aggregate of the total meetings of the Board and all committees on which they served. Directors are encouraged, but not required, to attend the Company’s annual meeting of stockholders. In 2024, all nine directors attended the 2024 annual meeting of stockholders.
The Board has an Audit Committee, Compensation Committee, Nominating Committee, and Government Security Committee, each of which has the composition and responsibilities described below. All actions by committees are reported to the Board at the next regularly scheduled meeting. As part of its ongoing corporate governance review, the Board reviews its assignment of committee membership annually.
The following table reflects the committee memberships as of the filing date of this proxy statement:

Name	Audit	Compensation	Nominating	Government Security

William J. Lynn III				●
Frances F. Townsend*		●		●
Gail S. Baker		●
Dr. Louis R. Brothers*	●			●
David W. Carey*	●		●	●
George W. Casey, Jr.*		●		●
Mary E. Gallagher	●
Kenneth J. Krieg*		●	●	●
Eric C. Salzman	●		●
● = Chair ● = Committee Member
*    Proxy holder. See the section entitled “Certain Relationships and Related Party Transactions” below for more information.

Leonardo DRS	21	2025 Proxy Statement

Proposal 1 – Election of Directors

Audit Committee
Membership
The members of our Audit Committee are Dr. Brothers, Mr. Carey, Ms. Gallagher, and Mr. Salzman, with Ms. Gallagher serving as Chair of the Committee. Our Board has designated each of Ms. Gallagher and Mr. Salzman as an “audit committee financial expert” and each of Dr. Brothers, Mr. Carey, Ms. Gallagher, and Mr. Salzman has been determined to be “financially literate” under Nasdaq listing standards. Our Board has determined that each member of our Audit Committee satisfies the requirements for independence for Audit Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Audit Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Audit Committee Charter is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The primary purposes of the Audit Committee are to assist the Board in overseeing (i) the financial health of the organization, including the quality and integrity of our financial statements; (ii) the qualifications, independence and performance of our independent auditor (the “Independent Auditor”); (iii) our accounting, financial and external reporting policies and practices, (iv) the performance of our internal audit function; and (v) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by the Public Company Accounting Oversight Board and the Financial Accounting Standards Board. The Audit Committee’s responsibilities also include, but are not limited to:
•appointing, retaining, overseeing, evaluating and terminating the Company’s Independent Auditor;
•reviewing the independence, performance and quality control procedures of the Independent Auditor and the experience and qualifications of the Independent Auditor’s senior personnel;
•discussing with the Company’s Independent Auditor the proposed scope and plan of audit;
•reviewing the audit report upon completion of the Independent Auditor’s annual audit and forwarding it to the Board;
•reviewing the Company’s financial statements, any management certifications thereof, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the Independent Auditor;
•preparing an annual committee report for inclusion in the proxy statement and submitting the Company’s financial statements to the Board for its approval, and considering whether it will recommend to the Board that the audited financial statements be included in the 2024 Annual Report on Form 10-K;
•annually reviewing the activities and performance of the Company’s internal audit function, including the annual internal audit scope and results;
•ensuring the Company has established procedures to receive and respond to any complaints or concerns regarding the Company’s accounting, internal controls or auditing matters; and
•reviewing periodically with senior management any significant financial risk exposures and the steps management has taken to limit, monitor and control such exposures.

Leonardo DRS	22	2025 Proxy Statement

Proposal 1 – Election of Directors
Meetings
The Audit Committee held eight meetings in fiscal year 2024.

Compensation Committee
Membership
The members of our Compensation Committee are Ms. Baker, General Casey, Mr. Krieg and Ms. Townsend, with Ms. Townsend serving as Chair of the Committee. Our Board has determined that each member of our Compensation Committee satisfies the requirements for independence for Compensation Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Compensation Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Compensation Committee Charter is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Compensation Committee (i) oversees the Company’s compensation plans, its incentive-compensation plans and its equity-based plans (if any); (ii) retains an independent compensation consultant to advise on compensation matters; (iii) oversees the administration of these plans as provided in the plans, to establish the compensation of the senior executive officers of the Company and its subsidiaries; (iv) reviews and discusses with management the Company’s compensation plans; and (v) oversees the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development and retention, employee engagement, and management and succession planning for the Company’s CEO and selected senior leaders. The Compensation Committee’s responsibilities also include, but are not limited to:
•reviewing, at least annually the goals, objectives and measures of the Company’s compensation plans;
•evaluating annually the performance of the CEO and leadership team;
•reviewing, at least annually, with the Board, succession planning and management development topics;
•conducting an annual performance review of the CEO with input from the independent members of the Board;
•reviewing the Company’s compensation plans and other employee benefit plans, including incentive-compensation plans, equity-based plans, retirement savings plan, pension plans and health and welfare plans; and
•periodically reviewing the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development, retention, employee wellness, and engagement.
Meetings
The Compensation Committee held five meetings in fiscal year 2024.
Compensation Committee Interlocks and Insider Participation
None of our NEOs serve, or in the past have served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee are, or have ever been, an officer or employee of our Company.

Leonardo DRS	23	2025 Proxy Statement

Proposal 1 – Election of Directors
Risk Assessment
The Compensation Committee is responsible for the oversight of risks associated with the Company’s compensation policies and practices. In accordance with Item 402(s) of Regulation S-K, the Compensation Committee annually reviews whether such policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee
Membership
The members of our Nominating Committee are Mr. Carey, Mr. Krieg, and Mr. Salzman, with Mr. Krieg serving as Chair of the Committee. Our Board has determined that each member of our Nominating Committee satisfies the requirements for independence for Nominating Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Nominating Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Nominating Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Nominating Committee Charter can be found at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Nominating Committee (i) identifies individuals qualified to become directors; (ii) recommends to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders and to fill vacancies on the Board; (iii) oversees the annual evaluation of the Board and its committees; (iv) recommends to the Board the directors to be appointed to each committee of the Board; (v) oversees the Company’s ethics and compliance policies and procedures; and (vi) takes a leadership role in shaping the corporate governance of the Company. The Nominating Committee’s responsibilities also include, but are not limited to:
•regularly reviewing the Company’s corporate governance policies and practices;
•annually reviews the Company’s Charter, Bylaws and Proxy Agreement with management and recommends any changes to the Board;
•developing and recommending to the Board the Company’s Corporate Governance Guidelines and policies and procedures regarding transactions with related persons and periodically reviewing and recommending any proposed changes to the Board for approval;
•reviewing and approving or rejecting any related party transactions;
•overseeing the Company’s compliance with its Code of Ethics, periodically reviewing any ethics complaints as well as the Company’s response to such complaints;
•overseeing and reviewing the Company’s policies, goals and programs, including reviewing the Company’s sustainability initiatives and goals and the Company’s progress toward achieving those goals;
•reviewing and recommending to the Board with respect to (i) the criteria for Board membership; (ii) the general responsibilities and functions of the Board; and (iii) the organization, structure, size and composition of the Board and its committees;
•reviewing candidates to serve as members of the Board who are recommended or proposed by stockholders and provide to the Board the committee’s assessment of whether such candidates would be an independent director;

Leonardo DRS	24	2025 Proxy Statement

Proposal 1 – Election of Directors
•reviewing the orientation program of new Board members and the continuing education of all directors, as well as assessing the adequacy of and the need for additional continuing education programs for directors; and
•developing, recommending to the Board and overseeing an annual evaluation process for the Board and each of its committees.
Meetings
The Nominating Committee held four meetings in fiscal year 2024.

Government Security Committee
Membership
The members of the Government Security Committee are Dr. Brothers, Mr. Carey, General Casey, Mr. Krieg, Ms. Townsend, and our CEO, General Counsel, Corporate Facility Security Officer and Technology Control Officer, with Mr. Carey serving as Chair of the Committee.
Committee Charter
Our Government Security Committee operates under a written charter that was adopted by our Board. A copy of the Government Security Committee Charter can be found on our website at: https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The Proxy Agreement requires us to have a Government Security Committee, consisting of all proxy holders, our CEO, our General Counsel, our Corporate Facility Security Officer and our Technology Control Officer, to the extent that such officers have adequate security clearances. The Government Security Committee ensures that the Company (i) maintains policies and procedures, including a technology control plan (“TCP”), to safeguard classified information in its possession, and (ii) complies with the Proxy Agreement, ITAR, EAR and the NISPOM. The Government Security Committee’s responsibilities also include, but are not limited to:
•exercising best efforts to ensure the implementation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information, including cyber and other risks to information security;
•ensuring that the Company implements any TCP, electronic control plan, or affiliated operations plan approved under the Proxy Agreement;
•ensuring all provisions of the Proxy Agreement are carried out and that the Company’s directors, officers and employees comply with all such provisions; and
•overseeing the development and conduct of employee training, briefings and notices on the effect and operation of the Proxy Agreement, as well as on suspicious contact reporting requirements.
Meetings
The Government Security Committee held four meetings in fiscal year 2024.

Leonardo DRS	25	2025 Proxy Statement

Proposal 1 – Election of Directors
Director Nomination Process
The Nominating Committee considers candidates for Board membership in accordance with the Proxy Agreement and as otherwise recommended by directors, management, or stockholders, and uses the same criteria to evaluate all such candidate recommendations.
In accordance with the Proxy Agreement, the Nominating Committee will nominate the proxy holders for election as directors at any meeting of the stockholders. The proxy holders, through the Nominating Committee, select non-proxy holder director candidates to be nominated at each annual meeting of stockholders. Each year, these non-proxy holder director nominees include the CEO and three additional individuals, chosen from among relevant candidates proposed by US Holding.
The Board then elects a Chair, who shall hold a DoD personal security clearance. If the Chair is not one of the proxy holders, the Board also shall elect a Lead Director, who is also a proxy holder. The proxy holders are appointed in staggered terms, each three years in length. Each class must have at least one proxy holder assigned, and no single proxy holder may be assigned to more than one class. For a more detailed description of the role of our proxy holders, see “Certain Relationships and Related Party Transactions – Proxy Holders” below.
As it deems necessary, the Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating Committee recommends qualified director candidates, as applicable and subject to the Proxy Agreement, including relevant candidates proposed by US Holding, for nomination by the Board based on the skills and characteristics that the Board seeks in its members as well as consideration of the backgrounds of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Nominating Committee seeks candidates with the highest professional and personal ethics and values, that are aligned with the philosophy of the Company, and who will operate in accordance with the Company’s Code of Ethics. The Nominating Committee also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties.
Director nominees should possess the following experience, qualifications, attributes and skills:
•an understanding of the principal operational and financial objectives, plans and strategies of the Company;
•an understanding of the results of operations and financial condition of the Company;
•an understanding of the relative standing of the Company in relation to its competitors; and
•leadership experience at the policy-making level in business, government, education, or public interest.
Prospective directors should be committed to representing the long-term interests of the stockholders. A potential director must exhibit an inquisitive and objective perspective, an ability to think strategically, an ability to identify practical problems, and an ability to assess alternative courses of action that contribute to the long-term success of the business. Director candidates must have industry expertise and/or commit to understanding the Company’s industry as a basis to address strategic and operational issues of importance to the Company.
The Nominating Committee considers other relevant factors, as it deems appropriate, including the current composition of the Board and the need for expertise on various Board committees. Every effort is made to complement and supplement skills within the Board and strengthen identified areas of need. The Nominating Committee considers the ability of candidates to meet independence and other requirements of the SEC, Nasdaq, or other regulatory bodies exercising authority over the Company.

Leonardo DRS	26	2025 Proxy Statement

Proposal 1 – Election of Directors
The Nominating Committee’s process for evaluating potential director candidates typically requires one or more members of the Nominating Committee, and others as appropriate (including members of management), to interview prospective nominees in person or by telephone. Upon identification of a qualified candidate, the Nominating Committee will recommend such candidate for consideration by the full Board.
Stockholder Nominations for Directors
Under our Bylaws, notice by stockholders who intend to nominate directors at the 2026 annual meeting of stockholders must be received no earlier than the close of business on February 4, 2026 and no later than the close of business on March 6, 2026. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.
Any notice of director nomination submitted to Leonardo DRS must include the additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Non-Employee Director Compensation
Summary of Director Compensation Arrangements
The Company compensates each of its non-employee directors for service on the Board. To attract and retain highly qualified non-employee directors, our philosophy is to align non-employee director compensation with compensation structures of similar publicly traded companies and to incentivize retention of each non-employee director then serving on the Board. Employee directors do not receive any compensation for service on the Board. The Compensation Committee periodically reviews our non-employee director compensation program and makes recommendations for adjustments, as appropriate, to the Board. No changes were made to the non-employee director compensation program in 2024. In October 2024, the Board approved changes to the 2025 non-employee director compensation program. For a description of the changes to the 2025 non-employee director compensation program, see “Changes to Director Compensation for 2025” below.
The Company’s current non-employee director compensation structure consists of the following elements:
•Annual Cash Retainer;
•Committee Chair and Lead Director Retainers;
•Annual Equity Retainer; and
•Other Director Compensation and Benefits.
Information about the Company’s current non-employee director compensation structure is described in more detail below.
Annual Cash Retainer and Committee Chair and Lead Director Retainers
Non-employee directors receive an annual cash retainer of $100,000 for their service on the Board. The Board’s Lead Director receives an additional cash retainer of $40,000, and each non-employee director serving as a committee chair receives an additional cash retainer of $40,000. All cash retainers are payable on a quarterly basis in arrears. Non-employee directors will not receive additional compensation for attendance at Board or committee meetings.

Leonardo DRS	27	2025 Proxy Statement

Proposal 1 – Election of Directors
Annual Equity Retainer
In addition to a cash retainer, non-employee directors receive a portion of their annual compensation for Board service in the form of an annual grant of restricted stock units (“RSUs”) under the amended and restated Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (the “ECP”). The RSU awards have a grant date fair value of $150,000 (rounded up to the nearest whole share) and are granted following the annual stockholder meeting each year. The RSU awards vest on the one-year anniversary of the award grant date, generally subject to the director’s continued service through the vesting date. In the event of a director’s death or disability, the RSU award will vest in full.
Other Director Compensation and Benefits
Directors are reimbursed for reasonable expenses incurred in attending or returning from meetings of the Board or any committee thereof, or otherwise in or about the business of the Company. These expenses are reimbursed in accordance with the Company’s policies regarding reimbursement of business expenses and are approved by the Senior Vice President, Human Resources, General Counsel, Chief Financial Officer (“CFO”) and/or the CEO.
2024 Director Compensation Table
The following table presents information regarding the compensation earned by our non-employee directors for serving on the Board in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)(2)

Frances F. Townsend	180,000	148,010	19,128	347,138
Gail S. Baker	100,000	148,010	7,358	255,368
Dr. Louis R. Brothers	100,000	148,010	—	248,010
David W. Carey	140,000	148,010	4,214	292,224
General George W. Casey, Jr.	100,000	148,010	2,916	250,926
Mary E. Gallagher	140,000	148,010	3,665	291,675
Kenneth J. Krieg	140,000	148,010	11,427	299,437
Eric C. Salzman	100,000	148,010	3,512	251,522
1.Reflects the aggregate grant date fair value of RSU awards granted to Ms. Townsend, Ms. Gallagher, Ms. Baker, Gen. Casey, Jr., Dr. Brothers, Mr. Krieg, Mr. Carey and Mr. Salzman as part of the non-employee directors’ annual equity retainer for their Board service in 2024. The RSU awards are scheduled to vest on May 16, 2025, subject to each director’s continued service through such date. The grant date fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The assumptions used in calculating the grant date fair value are incorporated by reference to Note 15 to the consolidated financial statements in the 2024 Annual Report. As of December 31, 2024, each of our non-employee directors who were members of the Board on such date held 6,438 outstanding and unvested RSUs.
2.Total includes reimbursements for reasonable expenses incurred for travel or other business purposes.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for non-employee directors, NEOs and other senior vice presidents. Before January 1, 2025, each non-employee director needed to achieve a stock ownership level of Company common stock with a value equal to four times each director’s annual cash retainer within five years following the later of November 13, 2022, or the date of his or her respective appointment as a non-employee director.
As of December 31, 2024, all of our non-employee directors satisfied the stock ownership requirements or are on track to satisfy the requirements within the required five-year period.

Leonardo DRS	28	2025 Proxy Statement

Proposal 1 – Election of Directors
Changes to Director Compensation for 2025
In October 2024, the Company’s independent compensation consultant, Exequity, conducted a review of the Company’s non-employee director compensation relative to peer group practices. Based on this review and conversations with Exequity, the Compensation Committee recommended, and the Board approved, the following changes to the non-employee director compensation program, effective January 1, 2025:
•An increase in the annual cash retainer for each non-employee director from $100,000 to $110,000;
•An increase to the grant value of the annual equity award retainer from $150,000 to $160,000;
•A decrease in the amount of the annual cash retainer for each committee chair from $40,000 to $20,000; and
•An increase in the non-employee director stock ownership level from four times to five times a director’s annual cash retainer.

Leonardo DRS	29	2025 Proxy Statement

Proposal 2

Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
As required by Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a substantial component of the total compensation opportunity of our NEOs in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns our NEOs’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of this proposal. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
We urge our stockholders to read the section entitled “Compensation Discussion and Analysis” below, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.
For these reasons, we recommend that stockholders vote in favor of the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion presented in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders, is hereby APPROVED.”
VOTE The Board unanimously recommends that you vote “FOR” the advisory resolution presented in Proposal 2.

Leonardo DRS	30	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 Business Performance Highlights
We delivered solid 2024 financial results, which demonstrate the strength of our portfolio and the clear customer demand for our technologies as highlighted below:

14% increase in Revenue	$8.5B in Backlog, a new company record	$190M in Free Cash Flow* generation

23% increase	$4.1B in Bookings	61% increase
in year-over-year Adjusted EBITDA*	1.3x Book-to-Bill ratio	in the Company’s share price in 2024

*    This is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis provides the details of our executive compensation program and the decisions made as they relate to our NEOs. The discussion below relates to compensation programs in effect for 2024.
Named Executive Officers
For 2024, our NEOs and their respective titles are as follows:

Name	Position

William J. Lynn III	Chairman and CEO
Michael Dippold	Executive Vice President, CFO
John Baylouny	Executive Vice President, Chief Operating Officer (“COO”)
Mark Dorfman	Executive Vice President, General Counsel and Secretary
Sally Wallace	Executive Vice President, Operations

Leonardo DRS	31	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Compensation Program Overview
Executive Compensation Philosophy
Our executive compensation philosophy is to provide market-based competitive total compensation to support our strategic plan for growth and success, attract and retain executives and other key employees to drive a superior performance culture, and closely link pay to Company performance. Our management team strives to deliver optimal results through focused operational excellence, management of costs and investments, optimization of human capital, leadership, and driving collaboration across our businesses to achieve our strategic goals. The executive compensation and benefit programs are guided by the following principles:

Principle	Philosophy

Pay for Performance	Our compensation program is designed to reward superior past performance and create incentives for future exemplary performance that will create long-term value.
Competitive Pay
We do not target NEO total direct compensation (which includes base salary, annual incentive compensation, and long-term incentive compensation) at a specific market level. When determining the total direct compensation opportunity for individual NEOs, the Compensation Committee takes many factors into account, including (i) such executive’s experience, responsibilities, management abilities and job performance, (ii) the performance of the Company as a whole, (iii) current market conditions, (iv) an assessment of competitive pay for similar positions at comparable companies and at companies in other industries that could recruit the Company’s executives, and (v) pay relative to other executives at the Company. To understand the appropriate markets for executive compensation, the Compensation Committee considers benchmark data from both a targeted industry and size-relevant peer group, and a broader general industry data set. Our program is structured to provide the opportunity for above-median pay for above-median performance and below-median pay for below-median performance.

Strategic Goals and Metrics
Annual incentive metrics and targets are driven by the Company’s strategic, financial, and operational business goals. Long-term incentive performance restricted stock units (“PRSUs”) provide NEOs with a significant personal stake in the long-term success of the business by tying awards to a three-year performance period and aligning incentives with our long-term strategic goals.

Leadership Recruitment and Retention	Our compensation program is designed to recruit, motivate, retain, and reward NEOs through a balanced mix of fixed and variable compensation, and time-based and performance-based awards.
Alignment between Executives’ and Stockholders’ Interests
Our executive pay is structured to foster an environment of accountability and transparency by incentivizing long-term value creation by utilizing a mix of RSU and PRSU grants tied to multi-year performance metrics, and subject to stock ownership guidelines, clawback provisions, and no hedging or pledging policies. The program aligns executive and stockholder interests and also balances risk, reward, and ethical considerations.

The Compensation Committee intends to provide a balanced mix of short- and long-term compensation. When the Compensation Committee considers any component of the NEOs’ compensation, the aggregate value and mix of all components are taken into consideration. The Compensation Committee believes that each component of compensation is important and that it is the appropriate combination of these components that enables us to appropriately compensate, incentivize, and retain executives.
Compensation Components
To support our compensation philosophy, our NEO compensation program for 2024 provided a mix of fixed and variable compensation. A majority of total compensation is provided as variable pay tied to the Company’s market and operating performance, as well as the executive’s individual performance relative to the Company’s business goals of executing our strategic operating plan, strategy and growth in our core markets, and taking care of our people. Certain of the Company performance metrics are non-GAAP metrics, as discussed in more detail under “Components of Compensation Program” below.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 CEO Compensation

* represents compensation opportunity for Mr. Lynn in 2024 1.Earned based on service and performance (reflected at target) 2.Earned based on service
2024 Other NEO Compensation (Average)

* represents average compensation opportunities for Mr. Dippold, Mr. Baylouny, Mr. Dorfman and Ms. Wallace in 2024
1.Earned based on service and performance (reflected at target)
2.Earned based on service

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Executive Compensation Practices

What We Do	What We Don’t Do
Independent external compensation consultant to review and advise on executive compensation matters	No guaranteed minimum pay-out for our annual or long-term performance-based awards
Align pay and performance using annual and multi-year measures of financial, operational, and business objectives	No single trigger on change in control, with change in control benefits provided only if there is both a change in control and a qualifying termination
Review and assess compensation policies annually to ensure features of the plan are reflective of market practice and do not encourage undue risk to the Company	No excise tax gross-ups for severance, excise tax, or other benefits provided to our executives
Cap incentive compensation awards at two times target	No excessive perquisites for executives
Maintain a clawback policy to seek recoupment of any incentive-based compensation compliant with the new SEC rules and Nasdaq listing standards	No hedging or pledging of Company stock
Robust stock ownership guidelines for directors and executives, including our NEOs	No guaranteed annual salary increases, with increases determined based on a review of market data, executive’s experience, tenure, company, and individual performance
The Compensation Process
Role of the Compensation Committee
The Board has delegated its authority to the Compensation Committee for certain compensation related matters. The Compensation Committee approves and is actively engaged in the design and implementation of the Company’s executive compensation program, with the support of the compensation consultant and Company management. In performing its duties, the Compensation Committee:
•Oversees the administration of the Company’s executive compensation program including approval of changes to existing plans or new plans to the program.
•Reviews and recommends CEO compensation to the Board.
•Reviews and approves NEO compensation and has the authority to modify the terms of awards granted under the annual and long-term incentive plans as it deems appropriate.
•Receives advice from the Compensation Committee’s independent compensation consultant.
•Reviews the peer group, benchmarking data, and survey data from the compensation consultant.
•Evaluates the competitiveness of each executive officer’s total compensation package.
•Oversees the Company’s retirement plans.
•Reviews and approves the individual and Company annual and long-term performance goals and objectives for the NEOs.
•Evaluates the Company’s strategic, financial, and operational performance against performance goals and objectives, determines if any adjustments to the financial measures (such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items) is warranted, and determines and approves all annual and long-term compensation earned by the NEOs based on this evaluation.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
•Reviews competitiveness and business fit of overall executive compensation plans, philosophies, and policies.
•Oversees succession planning for the Company’s CEO (in coordination with the Nominating Committee) and other senior leaders.
Role of the Compensation Consultant
In 2024, the Company and Compensation Committee retained Exequity as our compensation consultant to provide advice on executive compensation matters. The compensation consultant:
•Provides information on executive compensation, including design, structure, and level.
•In consultation with Company management, develops the peer group, and provides the relevant market data from proxies and survey data.
•Assesses the Company’s NEOs’ competitive levels relative to the benchmarking analysis.
•Reviews and advises the Compensation Committee on executive compensation philosophy and programs, pay and performance alignment, and program design.
•Identifies market trends and practices and advises the Compensation Committee on program design implications.
•Advises the Compensation Committee on other topics as the Compensation Committee deems appropriate.
The Compensation Committee assesses the independence of Exequity annually and has concluded that no conflict of interest exists or existed in 2024 that would prevent Exequity from providing independent advice to the Compensation Committee.
Role of Management
The Company’s CEO evaluates the performance of the other NEOs and makes recommendations to the Compensation Committee regarding base salary, annual compensation targets, and long-term incentive compensation targets for the NEOs other than himself. The Company’s compensation consultant provides the Compensation Committee with competitive market data and this data, along with the CEO’s recommendations, is used by the Compensation Committee to determine any changes to the NEOs’ annual compensation. Other members of the Company’s management, including the CFO and COO, make recommendations to the CEO regarding annual and long-term incentive plan design and performance metrics.
Use of Stockholder Feedback
At our 2024 annual meeting of stockholders, approximately 98% of stockholders approved our executive compensation structure in a “say-on-pay” advisory vote. The Compensation Committee has reviewed the results of the stockholder vote on our 2023 executive compensation program and considered such results supportive of our executive compensation program and the Company’s strong pay-for-performance philosophy. As a result, the Compensation Committee has determined that the vote result did not warrant any large-scale changes to our executive compensation program; however, the Compensation Committee continues to take steps to help ensure our compensation practices remain aligned with best practices and stockholder interests.
Use of Competitive Compensation Data
The Compensation Committee reviews market data for the preestablished peer group and survey data as provided by Exequity to assess the competitiveness of the compensation program and each element of compensation (e.g., base salary, annual and long-term incentive performance targets). The peer group serves as the primary comparison for evaluating NEO total direct compensation. Size-appropriate general industry survey data serves as a secondary reference. As noted earlier, while external benchmark data serves as an important input in setting appropriate pay levels, the Compensation Committee considers a number of other factors in assessing pay levels including the individual’s level of responsibility, position held, job performance, years of experience in the position, internal pay equity, and market value.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
The Compensation Committee reviews the peer group annually and in 2023, in consultation with management and Exequity, revised the peer group to better reflect the Company’s operating characteristics and size. The resulting 2024 peer group includes 16 companies in the aerospace and defense and related industries of similar size and scope to the Company. The peer group was used to inform 2024 NEO compensation.

Peer Group Companies(1)(2)
AAR Corporation (AIR)	Curtiss-Wright Corporation (CW)	Science Applications International Corporation (SAIC)
Aerojet Rocketdyne Holdings, Inc. (AJRD)	HEICO Corporation (HEI)	Teledyne Technologies Inc. (TDY)
Barnes Group, Inc. (B)	Hexcel Corporation (HXL)	V2X, Inc. (VVX)
BWX Technologies Inc. (BWXT)	Huntington Ingalls Industries Inc. (HII)	Woodward, Inc. (WWD)
CACI International Inc. (CACI)	Mercury Systems, Inc. (MRCY)
Crane Co. (CR)	Moog, Inc. (MOG.A)
1.ITT Inc., Oshkosh Corporation, Unisys Corporation, and Viasat, Inc. were removed from the 2024 peer group as recommended by Exequity.
2.Barnes Group, Inc., Crane Company, HEICO Corporation, Hexcel Corporation, Mercury Systems, Inc., MOOG Inc., and V2X, Inc. were added to the 2024 peer group as recommended by Exequity.
Components of Compensation Program
Annual Base Salary
The Company provides our NEOs and other employees with an annual base salary to compensate them for services rendered during the fiscal year. The objective of the base salary component of our compensation program is to provide a competitive, fixed rate of cash compensation. Base salaries are reviewed annually, and increases, when they occur, are driven primarily by changes in the market and the NEO’s individual performance. Based on the results of our benchmarking analysis, our CEO’s base salary was not adjusted for 2024 due to his positioning relative to the competitive market, however, the other NEOs’ salaries were adjusted for 2024 based on market positioning. We believe that organizations perform well over the long term when they make an effort to pay salaries at or near the market median. The base salary earned by each NEO for 2024 was:

Name	2023 Base Salary (as of March 2023) ($)	2024 Base Salary (as of March 2024) ($)	Approximate Increase (%)(1)

William J. Lynn III	1,157,249	1,157,249	—
Michael Dippold	514,000	530,000	3.0
John Baylouny	575,000	593,000	3.0
Mark Dorfman	464,000	483,000	4.0
Sally Wallace	475,000	490,000	3.0
1.Base salary increases approved by the Compensation Committee during the annual performance review cycle and effective in April 2024.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Annual Incentive Compensation
The NEOs were eligible to earn an annual cash incentive award under the Leonardo DRS Incentive Compensation Plan (the “ICP”) in 2024. The ICP is contingent upon the successful achievement of certain Company performance objectives and certain individual performance objectives, each considered important to the Company’s future success. These objectives are established and approved at the beginning of each year by the Compensation Committee. The incentives, if earned, are typically paid early in the following year based on the performance achieved by the Company and the NEO. Following the end of the plan year, which is measured on a calendar year basis, the Compensation Committee measures Company and individual performance against the relevant performance objectives to determine the NEO’s earned award. For individual performance, the CEO’s contributions are assessed and approved by the Compensation Committee, while the NEOs’ individual contributions are first assessed by the CEO, and then approved by the Compensation Committee.
Changes to the ICP for 2024
In February 2024, the Compensation Committee reviewed the financial performance metrics under the ICP utilizing Exequity’s benchmarking and recommendations, and input from the CEO. Based on this review and these discussions, the Compensation Committee approved several design changes for 2024.
In alignment with the Company’s pay-for-performance philosophy, the Compensation Committee approved the removal of the ICP discretionary factor, under which the Compensation Committee and CEO could exercise discretion and increase or decrease an NEO’s earned award under certain circumstances.
To better incentivize performance, with an emphasis on aligning with industry practice, the Compensation Committee replaced the ICP’s working capital metric with a revenue metric and adjusted the performance metric weightings as follows: revenue to 20%, and free cash flow to 30%, with no change to weightings for bookings at 20%, or adjusted EBITDA at 30%. For all metrics, the Compensation Committee increased the minimum performance threshold payout from 40% to 50%.
Targets for Annual Incentive Compensation
Each NEO is assigned an annual target incentive amount under the ICP expressed as a percentage of the NEO’s annual base salary. The annual targets are reviewed during the annual compensation assessment process. An NEO’s annual target percentage can change based on several factors including an increase in responsibilities and market competitiveness. For 2024, the annual target incentive opportunity for Mr. Lynn remained at 120% of his annual base salary. The annual target incentive opportunity for Mr. Baylouny, Mr. Dippold, Mr. Dorfman, and Ms. Wallace remained the same for 2024, at 80%, 75%, 70% and 65%, respectively, of their annual base salaries.
Consistent with peer and market practice, for 2024 the maximum incentive award that can be earned under the ICP is two times the annual target opportunity. The minimum incentive award that can be earned under the ICP can vary based on the achievement of each performance metric under the plan. For each financial metric, no payout will be earned if the performance achievement of the metric falls below the minimum threshold. The minimum threshold for bookings, adjusted EBITDA, and free cash flow is 80%; the minimum threshold for revenue is 90%.
2024 Performance Metrics for Annual Incentive Compensation
For 2024, the ICP consisted of (i) 75% Company performance objectives based on four individually weighted financial performance metrics and (ii) 25% individual performance objectives that may be based on the Company’s growth and strategy, operational, and taking care of our people goals, each described in more detail below.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Company Financial Performance Metrics. The four individually weighted financial metrics are described in the below table.

Metric	Weighting	Background, Definition and Rationale

Adjusted EBITDA	30% of Company Financial Performance
•Adjusted EBITDA is calculated as our net earnings before income taxes, depreciation, amortization of acquired intangible assets, restructuring costs, interest, acquisition and divestiture related expenses, foreign exchange, non-service pension expenditures and other one-time non-operational events.
•The Adjusted EBITDA metric is important for the Company to measure and assess operating performance and increase profit levels to enhance stockholder value.

Free Cash Flow (FCF)	30% of Company Financial Performance
•FCF is calculated as the (i) sum of the cash flows provided by (used in) operating activities, the cash flows provided by (used in) investing activities pertaining to capital expenditures, proceeds generated from the sale of capital assets and dividends received from investments, less (ii) the sum of transaction-related expenditures (net of tax) and tax payments on disposals.
•The FCF metric provides management and investors with an important measure of our ability to generate cash on a normalized basis. FCF also provides insight into our flexibility to allocate capital and pursue opportunities that may enhance stockholder value.

Bookings	20% of Company Financial Performance
•Bookings are calculated as the total value of contract awards received from the U.S. government for which it has appropriated funds and legally obligated such funds to the Company through a contract or purchase order, plus the value of contract awards and orders received from customers other than the U.S. government.
•The Bookings metric is important for the Company to monitor the value of new contract awards received which will underpin confidence in future growth.

Revenue	20% of Company Financial Performance
•Revenue is calculated by comparing actual revenue generated by the sale of goods and services before any deductions or adjustments.
•Revenue directly reflects the Company’s ability to generate income and growth performance and is a readily measurable indicator of success.

Each Company financial performance metric is weighted, with the performance thresholds and payout ranges shown in the table below and no payout earned for performance below the minimum threshold.

2024 Company Financial Performance Targets by Threshold
Metric	Weighting	Min Perf ($ in millions)	Target Perf ($ in millions)	Max Perf ($ in millions)	Thresholds (Min-Target-Max)(1)

Adjusted EBITDA	30%	310	388	466	80%-100%-120%
FCF	30%	150	187	224
Bookings	20%	2,624	3,280	3,936
Revenue	20%	2,671	2,968	3,265	90%-100%-110%
1.Interpolation used between these points.
The financial performance metrics are calculated in accordance with GAAP and our disclosed non-GAAP metrics. For more information on non-GAAP metrics, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
Individual Performance Objectives. The individual performance objectives may consist of growth and strategy, operational, and taking care of our people goals. The goals are evaluated based on their execution and relative importance to the strategic and operational performance and success of the Company. Following the end of the year, the CEO evaluates each NEO’s performance and assigns a goal rating from 0% to 200% based on the NEO’s achievement of each goal. The goal ratings are then averaged to determine the NEO’s overall goal rating. The Compensation Committee is presented with each NEO’s overall goal rating for review and approval. For the CEO, the Compensation Committee reviews his annual goal accomplishment summary and approves an overall goal rating each performance year.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 Performance Achievement for Annual Incentive Compensation
Company Financial Performance (75% of Incentive Opportunity). The Company’s 2024 performance in relation to the 2024 ICP targets resulted in the Company Financial Performance being achieved at 145.5% of target, as shown below.

2024 Company Financial Performance Achievement
Performance Metric	2024 Target (in millions) ($)	2024 Actual Performance (in millions) ($)	% Performance Achieved (%)	ICP Performance Factor(1) (%)	Weighting (%)	Weighted Performance Factor(2) (%)

	(a)	(b)	(c) = (b) ÷ (a)	(d)	(e)	(f) = (d) × (e)
Adjusted EBITDA	388	400	103	115	30	34.5
FCF	187	190	102	110	30	33.0
Bookings	3,280	4,077	124	200	20	40.0
Revenue	2,968	3,234	109	190	20	38.0
Total Financial Performance Achievement(3)					100	145.5
1.The ICP Performance Factor is determined by applying an interpolation scale to the Percentage of Performance Achieved for each metric.
2.The Weighted Performance Factor is determined by applying the Weighting to the ICP Performance Factor.
3.The Financial Performance Achievement is the total of the Weighted Performance Factors and is used along with the Individual Performance Achievement to determine the Calculated Award.
Individual Performance (25% of Incentive Opportunity). The Compensation Committee evaluated each NEO’s individual performance goals to determine each NEO’s overall individual performance achievement. For 2024, Mr. Lynn’s individual goal rating was achieved at 200% of target, Mr. Baylouny, Mr. Dippold and Mr. Dorfman’s average goal rating was achieved at 200% and Ms. Wallace’s average goal rating was achieved at 183%.
Below is a summary of each NEO’s achievement toward their individual performance goals.

William J. Lynn III
•The strategy implemented in our four core markets of advanced sensing, network computing, force protection, and electric power and propulsion continued to yield positive results. Domestically and internationally our capture pursuits in force protection programs and electric power and propulsion have opened up new opportunities for us. We have increased our R&D funding to invest in development of improved or new technology supporting our next generation network computing programs, and our integrated sensing capabilities. Continued to expand our international business to approximately 13% of annual revenue.

•We exceeded our financial plan across all four metrics; bookings resulted in a 1.25x book to bill ratio, revenue outperformed expectations, Adjusted EBITDA was increased year over year by 23% leading to 90 bps improvement in operating margins, and free cash flow exceeded plan with increased linearity that drove lower interest expenses. Ensured we continued to drive stockholder value by driving revenue growth through such actions as our business excellence initiatives and optimizing supply chain initiatives resulting in a 61 percent increase in share price. Through improvement in our financial forecasting tools, it allowed us to achieve all quarterly targets.

•Strong focus on program execution with improved risk mitigation process and tools allowed us to reduce risk and discover new opportunities. Deploying new strategies to mitigate supply chain risks led to improved revenue predictability. Our APEX, operational efficiency program, continued to be successful generating savings equal to 2.6 percent of revenue, exceeding our goal of 1.5 percent.

•We improved our employee retention rates, and we were able to grow the employee base by offering competitive wages and enhancing our benefits portfolio offerings including an employee stock purchase plan. We strengthened our internal pipeline of candidates by completing comprehensive succession planning by adding additional structured development programs, mentorship programs, and targeted training. We increased our community engagement and involvement to support the warfighters, our veterans, and the communities where we operate. Continued to foster our culture of compliance and ethical responsibility. These actions and more led us to be recognized as a Great Place to Work by our employees.

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Michael Dippold
•Developed financial strategy to meet or exceed commitments while enabling sufficient investment to allow for continued growth. Met quarterly commitments and continued to drive shareholder value through robust investor interactions. Led the financial team with a series of process improvements that led to improved efficiencies, financial controls, and risk management.

•Under Mike’s leadership, the Company developed tax planning strategies to permanently reduce our effective tax rate enhancing our EPS for 2024 and beyond.
•Assisted in developing a strategic capital allocation strategy, advising and directing capital usage in effective and efficient manners including R&D investments, instituting a combination of dividends and share buy backs, and expanding CAPEX expenditures to include investing in a new South Carolina facility to enhance our power propulsion capabilities.

John Baylouny
•Produced strong bookings growth by increasing internal business collaborations and pursuits in our strategic areas, and by expanding international sales portfolio. Focused on customer priorities to expand business priorities. Launched new product and customer areas to support long-term growth.

•Exceeded revenue growth targets by establishing specific growth goals above target for each core market area. Continued to evaluate the opportunities and risks associated with operational performance and risk mitigation planning leading to improved program performance and customer satisfaction.

•Continued to focus on executive leadership development to build leadership strength in our core team. Conducted leadership assessments for key leaders within the business to build readiness for new opportunities with our continued expansion, succession planning, and retention of talent.

Mark Dorfman
•Provided exceptional advice and counsel to our senior leadership, Board, and other DRS employees on matters of great strategic and operational significance.
•Developed and implemented a strategy that reduced risk and exposure on active and potential legal matters and drove increased oversight and improvement of our risk assessment, contracting and compliance and ethics programs. Introduced toolkits, forms, tailored training, and tracking of key metrics and functional maturity, implemented a new compliance training suite, improved compliance with robust quarterly ethics and compliance reviews, and cultivated a culture that empowered employees to raise issues or questions early and often.

•Continued to improve our overall governance, compliance, and oversight practices by seeking continuous improvement in already highly functioning areas. Directed the review and updated essentially all corporate policies and procedures including our corporate approval policy. Accelerated the growth of our international portfolio in a complex geopolitical environment, with enhanced compliance procedures, use of automation and other tools. Worked to better align our corporate control environment to the Company’s risk profile and business priorities. Added additional oversight and direction that led to enhanced worker safety, improved cyber governance, and more robust physical and industrial security practices.

Sally Wallace
•Improved our supplier strategic initiatives by standardizing suppliers across the business portfolio and introducing new tools to drive enhanced supplier performance and reduce delivery risk. Introduced a new supply chain enterprise dashboard scorecard, a new supplier quality DataMart, and implemented price agreements focused on top new suppliers for more effective and consistent pricing. Led efforts to develop supply chain talent with training and mentorship program.

•Drove business excellence across functions to improve efficiency by standardizing and automating metrics and financial visibility in deploying power BI, cross business cooperations, and use of new automated tools, i.e. one stream. Developed program assessment reporting to validate effective EAC process across the business, focus on risk and opportunity management and the correlation to MR on program. Leading these efforts resulted in large savings with a 11 percent increase over last year.

•Led the effort to provide next level strategic planning analysis by introducing an improved model to allow for direct linkage between strategic planning and FOP planning to facilitate enhanced analysis of our strategic plans and associated risks. Reinstituted the program management working group resulting in specific standardization targets and development of three internal training modules to improve collaboration and program execution leading to mitigation of risk and increased customer satisfaction.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 Earned ICP Award
The table below summarizes the NEOs’ targets and the Compensation Committee’s determination of 2024 ICP awards earned based on Company financial and individual performance achievement.

Name	Target Incentive (% of Base)	Target Incentive ($)	Financial Achievement ($)(1)	Individual Performance Achievement ($)(2)	Calculated Award ($)(3)	Earned Award ($)(4)	Overall Achievement (%)(5)

William J. Lynn III	120	1,388,699	1,515,418	694,349	2,209,767	2,209,800	159
Michael Dippold	75	397,500	433,772	198,750	632,522	632,600	159
John Baylouny	80	474,400	517,689	237,200	754,889	754,900	159
Mark Dorfman	70	338,100	368,952	169,050	538,002	538,100	159
Sally Wallace	65	318,500	347,563	145,714	493,277	493,300	155
1.Financial Achievement is based on a Company Performance Factor of 145.5 and weighted at 75%.
2.Individual Performance Achievement is the NEO’s calculated percentage achievement for individual goals and objectives which are weighted at 25%.
3.Calculated Award is the sum of the Financial Achievement and Individual Performance Achievement.
4.The Earned Award represents the Calculated Award rounded to the nearest $100.
5.The Overall Achievement represents the percentage achievement of the Target Incentive.
Long-Term Incentive Compensation
We utilize equity-based long-term incentives to motivate and reward eligible employees, attract and retain high-performing and experienced leaders who will contribute to the Company’s long-term success, focus on achievement of specific long-term financial performance goals aligned with our operating and strategic plans, and provide participants, including our NEOs, with a direct financial interest in the Company’s long-term growth and performance. The Compensation Committee approves our NEOs’ equity awards, which are granted under the ECP (last approved by our stockholders in 2024).
Changes to the ECP for 2024
In February 2024, the Compensation Committee reviewed market data and input from our independent compensation consultant Exequity on the performance metrics granted as Performance Restricted Stock Units (“PRSUs”) under the ECP. Upon review, the Compensation Committee approved the following changes to the PRSU performance metrics, to better incentivize performance, and align program participants’ interests with those of our stockholders:
•Replaced the revenue growth metric with an average adjusted diluted earnings per share (EPS) metric to provide investors visibility into the Company’s profitability;
•Refined the definition of average return on invested capital (ROIC) to provide clarity on the treatment of acquisitions in the calculation;
•Replaced the custom peer group used in calculating the Company’s relative total shareholder return with an industry index fund, S&P Aerospace & Defense Select Industry, to simplify and provide objectivity of a third party; and
•Adjusted the weighting of the average ROIC metric (from 30% to 20%), and weighted the average adjusted diluted EPS metric at 40%, with no change to the weighting of the rTSR metric (40%), to ensure a balance between internal EPS metric and external performance rTSR metric.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 Equity Award Design under the ECP
2024 ECP Target Opportunities.
Each of our NEOs has a target opportunity expressed as a fixed value that is potentially payable to the NEO over a three-year period. For the 2024 ECP, the target opportunity for each NEO was as follows: $4,100,000 for Mr. Lynn, $880,000 for Mr. Dippold, $1,075,000 for Mr. Baylouny, $616,000 for Mr. Dorfman and $560,000 for Ms. Wallace.
The target opportunity is split equally amongst two ECP components: time-vested RSUs and PRSUs. The aggregate target opportunity for each NEO under the ECP is reviewed during our annual compensation benchmarking process. For the 2024 ECP grants, each NEO’s target ECP award amount was established based on review of market data, in addition to Company performance, complexity of the role, length of service, future expected contributions, and impact to long-term growth and profitability.
2024 ECP Components.
•RSUs. RSUs represent one-half of the 2024 target ECP value and are intended to retain key employees and to align our NEOs’ compensation with stockholder interest through long-term stock ownership.
•PRSUs. PRSUs represent the other half of the 2024 target ECP value and are intended to motivate participants to consistently deliver strong performance. The PRSU portion of our 2024 ECP has different metrics than our short-term incentive plan (the ICP), with the intention of providing a balanced compensation program tied to long-term financial performance metrics. PRSU goals are reviewed and approved by our Compensation Committee at the beginning of the three-year performance period.

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2024 ECP Performance Metrics
The PRSUs granted in 2024 will be earned based on three performance metrics as described in the below table.

Metric	Weighting	Background, Definition and Rationale

Relative Total Shareholder Return (TSR)	40% of PRSU award
•Measured by using the Comparison Group of the companies that comprise the S&P Aerospace and Defense Select Index Fund at the beginning of the performance period, January 1, 2024. The Comparison Group becomes a fixed group and will be used as the basis for the percentile ranking. The rTSR calculation includes stock price appreciation and the dividends for the Company, and for each company in the Comparison Group. The rTSR will be measured at the end of the performance period, December 31, 2026, and will be determined by dividing the ending stock price of a share of common stock (adjusted for dividends reinvested during the cycle) by the beginning stock price. Both beginning and ending stock prices will be measured over a 60-day average. After the rTSR calculation is completed, each company in the Comparison Group is ranked in descending order, and the Company’s rTSR calculation will be measured against the Comparison Group to determine the Company’s percentile ranking.
•Focuses alignment of executive pay with shareholder value creation, and encourages market competitive performance amongst peers.

3-year Average Adjusted Diluted Earnings Per Share (EPS)	40% of PRSU award
•Measured over the performance period, January 1, 2024 through December 31, 2026, and will be calculated by excluding deal-related transaction costs, amortization of acquired intangible assets, restructuring costs, other non-operating expenses such as foreign exchange, non-service pension expenditures, legal liability accrual reversals, and other one-time non-operational events offset by the tax effect of such adjustments, as well as gains (losses) on business disposals (net of tax) from our net earnings and dividing by the diluted weighted average number of shares outstanding to arrive at adjusted diluted EPS. Aligns executive pay with value creation for our stockholders relative to our peers.
•Encourages sustainable growth by aligning executive decision making and long-term shareholder value creation.

3-year Average Return on Invested Capital (ROIC)	20% of PRSU award
•Measured over the three-year performance period, January 1, 2024 through December 31, 2026, and will be determined by taking the 3-year average Net Operating Profit After Tax (“NOPAT”) divided by Invested Capital.(1)
•ROIC measures our executives’ ability to generate sustained returns on our invested capital, ensures executive focus on profitability and capital efficiency, and along with EPS and rTSR ensures a balanced, strategic approach to executive compensation.

1.“NOPAT” is a non-GAAP metric defined as Net Earnings plus Tax effected Interest, plus Tax effected Amortization and Tax effected deal related expenditures, and Tax effected restructuring and other nonoperational expenditures, and Net earnings generated from acquisitions in the year of purchase. “Invested Capital” is defined as equity plus net debt (inclusive of lease debt), excluding invested capital generated from acquisitions in the year of purchase.
The 2024 ECP financial performance metrics and the target for each metric were approved by the Compensation Committee in early 2024.
The Compensation Committee will have the sole discretion to determine whether performance goals have been met and, if they have, will determine the number of PRSUs earned. Awards earned under the ECP may range from 0% to 200% of the target award opportunity. The Compensation Committee approved the 2024 minimum and maximum performance threshold levels. For each metric, the minimum performance threshold level was approved by the Compensation Committee to set the threshold below which no awards would be earned; and the maximum performance level was set significantly above target, reflecting performance at which the Compensation Committee believed a 200% target award was warranted.
For the specific amounts and terms of the 2024 ECP awards, see the “2024 Grants of Plan-Based Awards Table” below and corresponding narrative disclosure.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2022 PRSU Performance Results and Payment
The PRSUs granted to the NEOs in 2022 were eligible to vest based on the Company attaining certain levels of relative TSR (measured from November 29, 2022 through December 31, 2024), 3-year Revenue Growth and 3-year Average ROIC during the 2022-2024 performance period, generally subject to the NEO’s continued service through March 15, 2025.
The NEOs’ PRSUs vested on March 15, 2025, based on the Company’s achievement of the Company performance metrics at 164.42% of target for the 2022-2024 performance period.
The Company performance metrics are weighted, with the performance thresholds and payout ranges shown in the table below. There is no payout if Company performance is below the minimum threshold.

	2022 - 2024 Company Performance Targets by Threshold			Performance Payout Threshold (interpolation used between these points) (%)
Performance Threshold	Relative TSR (40% Weighting) (percentile)	3-Year Revenue Growth (30% Weighting) (%)	3-Year Average ROIC (30% Weighting) (%)

Minimum	40th Percentile	2.7 percent	12.5 percent	50% of Target
Target	60th Percentile	4.7 percent	14.0 percent	100% of Target
Maximum	80th Percentile	7.7 percent	15.5 percent	200% of Target

Performance Metric	2022 to 2024 Target	2022 to 2024 Actual Performance	ECP Performance Factor(1)	Weighting (%)	Weighted Performance Factor(2) (%)

	(a)	(b)	(c)	(d)	(e) = (c) × (d)
Relative TSR	60th Percentile	100th Percentile	200 percent	40	80 percent
3-Year Revenue Growth	4.7 percent	3.96 percent	81.4 percent	30	24.42 percent
3-Year Average ROIC	14.0 percent	15.7 percent	200 percent	30	60 percent
Total Financial Performance Achievement(3)				100	164.42 percent
1.The ECP Performance Factor is determined by applying an interpolation scale to the Actual Performance achieved against Target for each metric.
2.The Weighted Performance Factor is determined by applying the Weighting to the ECP Performance Factor.
3.The Total Financial Performance Achievement is the total of the Weighted Performance Factors and is used to determine the Earned Award.

Name	Target PRSUs (#)	Total Financial Performance Achievement	Actual Shares Earned (#)

William J. Lynn III	181,358	164.42 percent	298,189
Michael Dippold	40,527	164.42 percent	66,635
John Baylouny	49,393	164.42 percent	81,212
Mark Dorfman	28,369	164.42 percent	46,645
Sally Wallace	28,369	164.42 percent	46,645

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Components of Benefits and Perquisites Program
The benefits provided by the Company are an important tool used to attract and retain executive talent. These benefits are designed to be competitive, cost-effective, and support the overall needs of our employees. The NEOs are eligible to participate in health and welfare benefits, retirement benefits, and executive perquisites.
Health and Welfare Benefits
Our CEO is the insured for an individual term life insurance policy with the Company paying the required premiums for the policy on an annual basis. The policy was effective October 17, 2019, and is for a ten-year period. All NEOs, including our CEO, are provided Company-funded group term life coverage of two times their annual base salary up to a maximum amount of $500,000 with reductions starting at age 65. The life benefit under the term life coverage will be reduced by 50% at the age of 70.
All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment (“AD&D”) insurance plans, in each case on the same basis as all of our other employees. The senior leadership of the Company, including the NEOs, receive an enhanced company-paid short-term disability benefit of 70% of coverage with a weekly maximum of $3,500, and an enhanced company-paid long-term disability benefit of 66 ⅔% of coverage with a monthly maximum of $15,000. They may also take advantage of company-paid benefits for our student loan reimbursement assistance program and well-being benefits offered to all other employees.
Pursuant to our vacation policy, on an annual basis we pay eligible employees, including each of the NEOs, for any accrued and unused vacation benefits in excess of 240 hours, up to a maximum of 40 hours of base pay.
Company-Sponsored Retirement Plans
Leonardo DRS, Inc. 401(k) Plan
We sponsor a 401(k) Plan, a tax-qualified defined contribution plan, for our eligible employees, including the NEOs. Each NEO is eligible to make before-tax contributions to the 401(k) Plan, and after-tax contributions through a Roth 401(k) (or any combination of the foregoing), up to plan and tax law limits. The 401(k) Plan also provides participants with the opportunity to earn a Company matching contribution in cash. In 2024, the 401(k) Plan provided for a Company matching contribution of 100% on contributions up to the first 6% of eligible compensation for NEOs.
Defined-Benefit Retirement Plan
Ms. Wallace participates in the Pension Plan for Employees of DRS Naval Power Systems, Inc., a Company-sponsored, tax-qualified, noncontributory defined-benefit plan (the “Pension Plan”). The Pension Plan was amended in October 2011 to freeze benefits for participants as of December 31, 2011. Benefits under the Pension Plan are accrued benefits calculated using the final average pay formula, with an early retirement option at age 55, and normal retirement at age 65. Final average monthly pay takes into account base salary and certain variable pay programs but excludes non-recurring bonuses, executive incentive plans, and any amount paid after December 31, 2011. Additional payment options may be available including a lump sum, period certain, and social security adjustment options if the participant retires early. Early retirement benefits, after age 55, are subject to a reduction schedule based on the participant’s age at commencement and vesting service. This projected benefit is not subject to cost-of-living adjustments.
Executive Perquisites
We provide our NEOs and other members of senior leadership with an annual fixed perquisite allowance under the Executive Allowance Program that the Compensation Committee believes is reasonable for the purpose of recruitment, retention, and security. The perquisite allowance was designed to be used for such items as financial planning and tax preparation services, physical examinations, home security systems, personal liability and supplemental insurance, and the personal use of owned or leased automobiles. The annual perquisite allowance in 2024 was $50,000 for Mr. Lynn and $29,400 for the other NEOs. With the assistance

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of the Committee’s independent compensation consultant, Exequity, the Committee has determined that the overall value of the perquisites provided is comparable to that of its peer group.
Severance and Change in Control Benefits
The Company maintains the Leonardo DRS, Inc. Executive Severance Plan, as subsequently amended and restated and approved by the Compensation Committee on October 10, 2022 (collectively, the “Severance Plan”). The purpose of the Severance Plan is to help retain qualified employees, maintain a stable work environment and provide economic security by providing benefits to certain key employees, including the NEOs, in the event of certain qualifying terminations including a change in control. The Compensation Committee periodically evaluates and reviews payment and benefit levels under the Severance Plan.
In addition to the Severance Plan, NEOs may also be eligible for certain payments under the ICP and award agreements issued under the ECP, subject to the Compensation Committee’s discretion, in the event of certain qualifying terminations, including an NEO’s death or disability. Mr. Lynn is also eligible to receive enhanced severance benefits for certain qualifying terminations, as well as upon retirement, pursuant to his employment agreement.
Each NEO’s respective severance and change in control benefits are described in greater detail, and quantified, in the “Executive Compensation – Potential Payments Upon Termination or Change in Control” section below.
Other Considerations
Compensation and Risk Management
With the support of management and the compensation consultant, the Compensation Committee evaluates the Company’s overall risk profile relative to its compensation policies and practices. The Committee concluded that the Company’s compensation plans and programs do not create undue risk that is likely to have a material adverse effect on the Company.
Tax and Accounting Implications
The Compensation Committee considers certain tax implications when designing the Company’s executive compensation programs, including the deductibility of compensation paid to our NEOs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to certain executive officers of publicly held companies in excess of $1 million during a year. The Compensation Committee believes that tax deductibility is only one of several relevant considerations in setting compensation and that the tax deduction limitation should be evaluated in conjunction with other relevant factors and not independently compromise the Compensation Committee’s ability to structure its compensation to attract, retain and appropriately motivate executive officers, thus providing benefits to the Company and its stockholders that outweigh the potential benefit of the tax deduction. Accordingly, the Compensation Committee has discretion to approve and authorize compensation that is not deductible for federal income tax purposes. The Compensation Committee also considers the accounting treatment of the cash and equity awards in making decisions about the awards that the Company grants and maintains.
Management Stock Ownership Guidelines
To further align the interests of our executives with those of our stockholders, our Board determined that certain executives, including those designated as “officers” for the purposes of Section 16 under the Exchange Act (“Section 16 Officers”), should hold shares of our common stock and other equity rights that have a fair market value in proportion with such individual’s role with the Company. Therefore, our Board adopted the Leonardo DRS, Inc. Stock Ownership Guidelines as of November 13, 2022. Under the guidelines, covered executives must have a specified stock ownership position in the Company based on a multiple of base salary, as shown in the table below, that is to be met within 5 years following the later of November 13, 2022, or the date of such executive’s appointment to the position or level shown in the below table. Ownership is to be measured as of April 15th of each year and reported to the Compensation Committee. According to the guidelines, unvested awards generally count towards the goal.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Position	Required Share Ownership Level (multiple of base salary)
CEO	5x
Other NEOs	3x
Other Senior Vice Presidents	1x
Stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. Each of our NEOs satisfied the stock ownership requirements as of December 31, 2024.
Hedging and Pledging Policy
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as Section 16 Officers, from (i) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not time the grant of equity awards in coordination with the release of material non-public information, and the release of material non-public information is not timed on the basis option or of equity grant dates. Our equity awards are granted under a stockholder-approved plan and we do not currently grant stock options. Equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. Outside of the annual grant cycle, we may make equity award grants in connection with a new hire package or retention grant.
Clawbacks
We maintain a clawback policy covering our incentive plans. Effective October 2, 2023, we adopted a revised clawback policy with respect to compensation received by executive officers on or after October 2, 2023. The policy provides that following an accounting restatement, the Compensation Committee must assess whether any incentive amounts paid to current and former executive officers exceeded what should have been paid based on the revised financials, and thus should be subject to recovery. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive’s fault, misconduct, or involvement in causing the restatement. The equity award agreements contain provisions applying the clawback policy to equity grants. The clawback policy is intended to meet the requirements of Section 954 of the Dodd-Frank Act, the final rules issued by the SEC on October 26, 2022, and Nasdaq listing requirements. The Company’s prior clawback policy will continue to cover compensation earned or received before October 2, 2023.
In addition, the ICP and ECP include clawback provisions that provide in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that an earned award would have been lower if calculated based on the restated results, the Compensation Committee will review each earned award during the period in question. If the Compensation Committee determines that the restatement is the result of the negligence, misconduct, deception, non-disclosure, policy violation or fraud by an NEO, the Compensation Committee, in its discretion, may require repayment of all or a portion of the award. Additionally, the ICP and ECP include a clawback if the Company subsequently discovers facts that, if known earlier, would have constituted grounds for termination of employment for “cause” (as defined in the plans, as applicable) before payment of the earned award.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
The Compensation Committee is charged with certain responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee reviews and approves all compensation of executive officers, including base salaries, short-term and long-term incentive compensation, and any perquisite programs of the Company. Compensation Committee determinations are presented to the Board.
The Compensation Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Compensation Committee Report portions of the proxy statement, as described in the Compensation Committee’s charter.
The Compensation Discussion and Analysis was prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee.
The Compensation Committee consulted with management and its outside compensation consultant to review the Compensation Discussion and Analysis.
The Compensation Committee of the Board of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement and the 2024 Annual Report on Form 10-K with the management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2024 Annual Report on Form 10-K, and the Board approved that recommendation.

Compensation Committee: Frances F. Townsend, Chair Gail S. Baker George W. Casey, Jr. Kenneth J. Krieg

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Executive Compensation
2024 Summary Compensation Table
The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO, and the other NEOs during the last three completed fiscal years. The footnotes accompanying the 2024 Summary Compensation Table generally explain amounts reported for 2024, unless otherwise noted.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

William J. Lynn III Chairman and CEO	2024	1,157,249	4,395,296	2,209,800	—	112,626	7,874,971
	2023	1,160,428	4,410,599	5,137,726	—	112,826	10,821,579
	2022	1,160,428	5,881,020	3,905,700	—	103,130	11,050,279
Michael Dippold Executive Vice President, CFO	2024	526,747	943,375	632,600	—	58,554	2,161,276
	2023	512,346	985,609	1,273,434	—	57,819	2,829,209
	2022	493,901	1,351,936	969,100	—	52,885	2,867,822
John Baylouny Executive Vice President, COO	2024	589,341	1,152,440	754,900	—	58,671	2,555,352
	2023	573,165	1,201,221	1,535,550	—	59,873	3,369,809
	2022	550,900	1,664,807	1,170,700	—	53,779	3,440,186
Mark Dorfman Executive Vice President General Counsel & Secretary	2024	479,137	660,379	538,100	—	58,443	1,736,059
	2023	462,550	689,924	982,954	—	57,491	2,192,918
	2022	446,209	1,037,649	712,200	—	52,010	2,248,069
Sally Wallace Executive Vice President, Operations	2024	486,950	600,324	493,300	—	57,842	1,638,417
	2023	474,205	689,924	937,754	39,512	57,011	2,198,407
	2022	456,681	777,480	684,300	—	52,208	1,970,670
1.Reflects the aggregate grant date fair value of awards of RSUs and PRSUs awarded under the ECP in 2024, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and PRSUs are incorporated by reference to Note 15 to the consolidated financial statements in the Company’s 2024 Annual Report. The value of the portion of the 2024 PRSUs with performance-based vesting reported in the Stock Awards column is based on the probable outcome of the performance conditions (at the award date) in accordance with ASC Topic 718, assuming no forfeitures. The value of the portion of the 2024 PRSUs with market-based vesting conditions reported in the Stock Awards column is based on a Monte Carlo simulation. For all PRSUs awarded in 2024, the aggregate values achievable assuming the performance or market-based vesting conditions will be achieved at the highest level are $6,741,550 for Mr. Lynn, $1,446,957 for Mr. Dippold, $1,767,625 for Mr. Baylouny, $1,012,906 for Mr. Dorfman, and $920,782 for Ms. Wallace. These amounts do not reflect the actual value that will be realized by our NEOs. Amounts reported for 2023 in the Stock Awards and Total columns have been updated to correct a miscalculation.
2.The amounts in this column reflect the annual incentive cash awards earned under the Company’s ICP for 2024. See “Compensation Discussion and Analysis—Components of Compensation Program—Annual Incentive Compensation” above for a description of this program.
3.This column represents an increase during 2023 in the present value of Ms. Wallace’s accumulated benefit under the Pension Plan for Employees of DRS Naval Power Systems, Inc. For more information regarding Ms. Wallace’s pension benefits, please see the “Pension Benefits” table below.

Leonardo DRS	49	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
4.The amounts shown in the “All Other Compensation” column for 2024 include the amounts detailed in the table below. See “Compensation Discussion and Analysis—Components of Benefits and Perquisites Program” for a description of the benefits discussed in the table below.
2024 All Other Compensation Table

Name	401(k) Plan Contributions ($)(a)	Life Insurance ($)(b)	Executive Allowance Program ($)(c)	Vacation Benefits ($)(d)	Other Benefits ($)(e)

William J. Lynn III	16,691	23,680	50,000	22,255	—
Michael Dippold	19,269	—	29,400	9,885	—
John Baylouny	18,213	—	29,400	11,058	—
Mark Dorfman	19,520	—	29,400	8,923	600
Sally Wallace	19,307	—	29,400	9,135	—
a.This column reflects Company contributions under the Company’s 401(k) Plan.
b.This column reflects Company paid insurance premiums with respect to an individual term life insurance policy.
c.This column reflects the annual fixed perquisite allowance under the Company’s Executive Allowance Program.
d.This column reflects the payout of accrued and unused vacation benefits in accordance with the Company’s vacation policy.
e.This column reflects certain gym benefits.
2024 Grants of Plan-Based Awards Table
The following table provides additional information about plan-based compensation disclosed in the 2024 Summary Compensation Table. This table includes equity and non-equity awards granted during 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William J. Lynn III
(2)		694,349	1,388,699	2,777,398
(3)	4/16/2024				47,630	95,260	190,520		2,346,254
(3)	4/16/2024							95,260	2,049,043
Michael Dippold
(2)		198,750	397,500	795,000
(3)	4/16/2024				10,223	20,446	40,892		503,582
(3)	4/16/2024							20,446	439,793
John Baylouny
(2)		237,200	474,400	948,800
(3)	4/16/2024				12,489	24,977	49,954		615,185
(3)	4/16/2024							24,977	537,255
Mark Dorfman
(2)		169,050	338,100	676,200
(3)	4/16/2024				7,157	14,313	28,626		352,528
(3)	4/16/2024							14,312	307,851

Leonardo DRS	50	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Sally Wallace
(2)		159,250	318,500	637,000
(3)	4/16/2024				6,506	13,011	26,022		320,458
(3)	4/16/2024							13,011	279,867
1.The amounts reported in this column for 2024 reflect the aggregate grant date fair value of RSUs and PRSUs under the ECP awarded in the year. There can be no assurance that these values will ever be realized. See Note 15 to the consolidated financial statements in the Company’s 2024 Annual Report for the assumptions made in determining values.
2.These amounts represent cash bonus awards made under the ICP. The threshold, target, and maximum amounts represent 50%, 100%, and 200%, respectively, of the annual total incentive award opportunity for each NEO. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. Under the ICP, the target annual incentive opportunity for the NEOs was based on a percentage of base salary, which is 120% for Mr. Lynn, 75% for Mr. Dippold, 80% for Mr. Baylouny, 70% for Mr. Dorfman, and 65% for Ms. Wallace. The target amount is generally the NEO’s base salary multiplied by his or her respective target opportunity.
3.These awards were granted under the ECP and were awarded as part of the Company’s annual long-term incentive program. See below for a description of each form of award.
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive Compensation
A description of the Company’s ICP is included above under the heading “Annual Incentive Compensation.”
Long-Term Incentive Compensation
The RSUs and PRSUs were all granted pursuant to the ECP, a short description of which is included above under the heading “Long-Term Incentive Compensation.”
Restricted Stock Units
In general, awarded RSUs vest ratably over three years, starting on the one-year anniversary of the vesting commencement date and vesting on each annual anniversary thereafter, generally subject to the NEO’s continued service through each applicable vesting date.
For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.
Performance Restricted Stock Units
Vesting of 2024 PRSUs is contingent on the Company attaining certain levels of relative TSR, 3-year Average Adjusted Diluted EPS and 3-year Average ROIC during the 2024-2026 performance period, generally subject to the NEO’s continued service through April 1, 2027. 40% of each PRSU award can be earned based on relative TSR performance and 3-year Average Adjusted Diluted EPS and 20% can be earned based on 3-year Average ROIC performance, respectively. If minimum, target or maximum performance goals are attained in a performance period, 50%, 100%, or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. If actual performance falls below the minimum threshold, 0% of the target amount is earned.
For a description of the effect of a termination of employment or a change in control on the vesting of PRSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Leonardo DRS	51	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Executive Employment Agreements
On November 22, 2022, the Company entered into an employment agreement with Mr. Lynn, effective as of November 28, 2022, to continue to serve as our CEO and Chairman of the Board.
Under his current employment agreement, Mr. Lynn is entitled to a base salary of no less than $1,157,249, an ICP target award of 110% of his base salary up to a maximum earned award of 200% of the target award, and an ECP target award of no less than $3,580,000.
The agreement also provides for an individual term life insurance policy that will provide Mr. Lynn’s beneficiaries with a death benefit equal to $4,000,000, and the group term life insurance policy with a death benefit of $250,000. Mr. Lynn is entitled to five weeks of paid vacation and an executive allowance of $50,000. The agreement contains a confidentiality provision that applies during the term of Mr. Lynn’s employment and following any termination of employment, a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits, an employee non-solicit provision that applies during the term of employment and for two years following any termination of employment, and a non-disparagement provision. For a description of the severance provisions and restrictive covenants in Mr. Lynn’s current employment agreement, see “Potential Payments Upon Termination or Change in Control” below.
While none of the other NEOs are subject to employment agreements, they are subject to restrictive covenants under the Severance Plan, ICP, ECP and award agreements as described in more detail in the section “Potential Payments Upon Termination or Change in Control” below.
2024 Outstanding Equity Awards At Fiscal Year-End
The following table shows outstanding equity awards as of December 31, 2024 for each NEO.

Name	Grant Date	Stock Awards(1)
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William J. Lynn III	5/8/2024	95,260	3,077,851(3)	95,260	6,155,701(5)
	4/18/2023	92,722	2,995,848(3)	139,083	8,987,543(6)
	11/29/2022	60,452	1,953,204(3)
	11/29/2022	181,358	9,634,481(4)
Michael Dippold	5/8/2024	20,446	660,610(3)	20,446	1,321,221(5)
	4/18/2023	20,720	669,463(3)	31,080	2,008,390(6)
	11/29/2022	13,509	436,476(3)
	11/29/2022	40,527	2,152,960(4)
John Baylouny	5/8/2024	24,977	807,007(3)	24,977	1,614,014(5)
	4/18/2023	25,253	815,924(3)	37,879	2,447,741 (6)
	11/29/2022	16,465	531,984(3)
	11/29/2022	49,393	2,623,959(4)
Mark Dorfman	5/8/2024	14,312	462,421(3)	14,313	924,906(5)
	4/18/2023	14,504	468,624(3)	21,756	1,405,873(6)
	11/29/2022	9,457	305,556(3)
	11/29/2022	28,369	1,507,078(4)

Leonardo DRS	52	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Name	Grant Date	Stock Awards(1)
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Sally Wallace	5/8/2024	13,011	420,385(3)	13,011	840,771(5)
	4/18/2023	14,504	468,624(3)	21,756	1,405,873(6)
	11/29/2022	9,457	305,556(3)
	11/29/2022	28,369	1,507,078(4)
1.All awards in this table were granted under the ECP.
2.For purposes of this table, the market value of the RSUs and PRSUs is determined by multiplying the number of shares by $32.31, the closing price of one share of Company common stock on the last trading day of the year (December 31, 2024).
3.These amounts represent outstanding awards of RSUs that vest in three equal annual installments starting on the grant date, generally subject to an NEO’s continued service through each applicable vesting date.
4.These amounts represent outstanding awards of PRSUs shown at actual performance that cliff vested on March 15, 2025.
5.These amounts represent outstanding awards of PRSUs at maximum that cliff vest on April 1, 2027, generally subject to an NEO’s continued service through the applicable vesting date and the Company achieving the relative TSR, Average Adjusted Diluted EPS and Average ROIC performance conditions during the 2024-2026 performance period. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2024 under the PRSU award against the threshold, target, and maximum performance levels for the award and report in the table the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level.
6.These amounts represent outstanding awards of PRSUs at maximum that cliff vest on April 1, 2026, generally subject to an NEO’s continued service through the applicable vesting date and the Company achieving the relative TSR, Revenue Growth and Average ROIC performance conditions during the 2023-2025 performance period. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2024 under the PRSU award against the threshold, target, and maximum performance levels for the award and report in the table the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level.
2024 Option Exercises And Stock Vested
The following table sets forth the stock awards that vested for each NEO during 2024. None of the NEOs have received or exercised options in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William J. Lynn III	463,958	14,743,738
Michael Dippold	109,584	3,500,050
John Baylouny	136,234	4,358,823
Mark Dorfman	90,955	2,946,770
Sally Wallace	50,280	1,531,110

Leonardo DRS	53	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Pension Benefits
The following table lists the pension program participation and actuarial present value for Ms. Wallace, the NEO with a defined benefit pension, as of December 31, 2024. No other NEOs participate in a defined benefit pension.
Pension Benefits as of December 31, 2024

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments during last fiscal year ($)

Sally Wallace	Naval Power Systems Pension Plan	15.9	465,107	—
1.Benefits under the Pension Plan for Employees of DRS Naval Power Systems, Inc. were frozen effective as of December 31, 2011.
2.The Present Value of Accumulated Benefit (PVAB) for Ms. Wallace as of December 31, 2024 is $465,107, which is based on a discount rate of 5.44% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. The PVAB for Ms. Wallace as of December 31, 2023 was $494,148, which is based on a discount rate of 4.78% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. The change in Ms. Wallace’s PVAB is a decrease of $29,041, which was caused by the change in the discount rate and her age. The above amounts are determined based on the same assumptions used for financial reporting purposes, except that the assumed retirement age is the normal retirement age of age 65, which is also the earliest age at which she may receive retirement benefits without any reduction in benefits.
Narrative to Pension Benefits
A description of the Company’s Pension Plan is included above under the heading “Company-Sponsored Retirement Plans.”
Potential Payments Upon Termination or Change in Control
As discussed under “Compensation Discussion and Analysis—Components of Benefits and Perquisites Program—Severance and Change in Control Benefits” above, NEOs may be entitled to certain amounts upon termination of employment under the Severance Plan, ICP, ECP, and the award agreements under the ECP, and for Mr. Lynn, his employment agreement. Additionally, pursuant to the Severance Plan, NEOs are eligible for certain “double-trigger” severance benefits in the event of a qualifying termination of an NEO’s employment on or within two years of a change in control. No payments or benefits would be payable to an NEO solely as a result of a change in control of the Company.
The table below shows estimates of the compensation payable to each of our NEOs upon their termination of employment with the Company. The amount payable is shown for each termination trigger applicable to the NEO. All amounts are calculated as if the NEO had terminated employment effective December 31, 2024. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2024, which was $32.31. The actual amounts due to any one of the NEOs upon termination of employment can only be determined at the time, and depending on the circumstances, of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.
Accrued amounts under the Pension Plan are not included in this table. For these amounts, see the “Pension Benefits as of December 31, 2024” table above.

Leonardo DRS	54	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Named Executive Officer	Triggering Event	Cash Severance ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Accelerated Vesting or Payout of Long-Term Incentive Awards ($)(3)	Total Termination Benefits ($)

William J. Lynn III	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	7,753,568	146,023	21,458,202	29,357,793
	•Involuntary Termination without Cause or Termination due to Material Breach by the Company	7,753,568	87,614	17,908,378	25,749,560
	•Retirement	2,209,800	87,614	9,881,475	12,178,889
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	2,209,800	—	21,458,202	23,668,002
Michael Dippold	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,716,250	87,655	4,740,782	7,544,687
	•Involuntary Termination without Cause	1,192,500	52,593	—	1,245,093
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	632,600	—	4,740,782	5,373,382
John Baylouny	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	3,142,900	61,688	5,781,681	8,986,268
	•Involuntary Termination without Cause	1,363,900	37,013	—	1,400,913
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	754,900	—	5,781,681	6,536,581
Mark Dorfman	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,390,850	87,655	3,318,592	5,797,097
	•Involuntary Termination without Cause	1,062,600	52,593	—	1,115,193
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	538,100	—	3,318,592	3,856,692
Sally Wallace	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,339,750	51,008	3,234,489	5,625,247
	•Involuntary Termination without Cause	1,053,500	30,605	—	1,084,105
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	493,300	—	3,234,489	3,727,789
1.In addition to the amounts provided above, in the event of death, each NEO’s beneficiary would receive payment from the Company’s third-party life insurance provider under the group life insurance benefit. Additionally, Mr. Lynn’s beneficiary would receive payment under his individual term life insurance provider.
2.In addition to the amounts provided above, each NEO would be eligible for a monthly disability benefit under our current provider. The long-term disability benefit is 66 ⅔% of the monthly base salary subject to a cap of $15,000. The NEOs would be eligible for disability benefits as long as they have a qualifying disability as determined in the sole discretion of our disability insurance provider.
3.The amounts provided above include the value of accelerated ECP equity awards (using the Company’s closing share price of $32.31 as of December 31, 2024, the last trading day of the year). The treatment of termination payments for equity awards under the ECP is outlined in the narrative descriptions below.

Leonardo DRS	55	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Narrative to Potential Payments upon Termination or Change in Control Table
Termination and change in control payments for each NEO are determined as set forth below. Except for Mr. Lynn, the termination benefits shown in the table above and discussed below are generally available to our executives, including the NEOs, and vary based upon the circumstances of the executive’s termination. None of the NEOs are entitled to any termination payments, other than legally required accrued benefits, upon an involuntary termination for “cause” or voluntary termination. Additionally, neither the Severance Plan nor Mr. Lynn’s employment agreement contain a provision that would reimburse an executive for any excise taxes the executive becomes subject to under Section 4999 of the Code upon a change in control. Instead, these documents each contain a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.
CEO William J. Lynn III
Involuntary Termination without “Cause” or Termination Due to Material Breach by the Company
Pursuant to Mr. Lynn’s employment agreement, if his employment is involuntarily terminated without “cause” other than in connection with a change in control, or he voluntarily terminates his employment due to a “material breach” by the Company, then Mr. Lynn is entitled to the following severance payments and benefits: (i) a lump sum payment equal to 2.5 times the sum of his base salary and his ICP target award opportunity for the year in which termination of his employment occurs; (ii) any unpaid cash incentive compensation bonus earned for the last full fiscal year prior to termination; (iii) continued vesting in accordance with the vesting schedule of any unvested RSUs; (iv) a pro-rata portion of any unvested PRSUs, pro-rated based on length of service during the performance period, subject to achievement of the performance goals; and (v) under the Executive Severance Plan, continuation of benefits through COBRA reimbursement for 18 months unless he becomes eligible to receive healthcare coverage with another employer.
Termination Following a Change in Control
In the event of an involuntary termination without cause or for good reason in connection with a change in control (each as defined in the Severance Plan), Mr. Lynn’s employment agreement provides that, in addition to the terms and conditions set forth in his employment agreement, the provisions of the Severance Plan apply. The provisions of the Severance Plan are described below under “All Other NEOs – Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control.”
Retirement
Pursuant to Mr. Lynn’s employment agreement, he is entitled to the following payments and benefits upon his retirement, with 180-days prior written notice to the Company and the Board: (i) a lump sum payment equal to his ICP target award opportunity, payable at the same time and in the same manner as payable to other ICP participants; (ii) continued vesting of RSUs granted at least six months before his retirement notice; (iii) a pro-rata portion of his PRSUs, which will remain eligible to vest pro-rata based on the date of his retirement, subject to satisfaction of the applicable performance goals, as determined by the Compensation Committee; and (iv) 18 months’ COBRA premium reimbursement.
Death or Disability
Pursuant to Mr. Lynn’s employment agreement, in addition to the life insurance benefits paid by the life insurance provider, or any disability benefits paid by insurance plans, Mr. Lynn is eligible for the following payments and benefits upon his death or disability: (i) subject to the Compensation Committee’s sole discretion, a pro-rated award payment under the ICP reflecting Mr. Lynn’s participation for the portion of the plan year in which his employment terminated, payable in accordance with the ICP; and (ii) accelerated vesting of awards granted under the ECP, with any applicable performance conditions deemed achieved at target performance.

Leonardo DRS	56	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Conditions and Obligations of the CEO
Pursuant to his employment agreement, Mr. Lynn is obligated to:
•comply with an indefinite confidentiality covenant and non-disparagement provision, an intellectual property assignment provision, and non-competition and non-solicitation provisions while employed;
•comply with a non-competition covenant for one-year post-termination and non-solicitation covenants for two years post-termination;
•sign a general release relating to his employment (applies only in the event of a termination by the Company without “cause” or by Mr. Lynn due to the Company’s “material breach”) in order to receive severance payments and benefits due under the employment agreement; and
•return all Company property and materials relating to the business of the Company in his possession or under his control.
All Other NEOs
Involuntary Termination without “Cause”
Under the Severance Plan, certain eligible employees, including the NEOs, are entitled to the following payments and benefits if the Company terminates their employment without cause unrelated to a change in control, excluding any termination due to death or disability:
•Severance payable over 18 months in equal bi-weekly installments in an amount equal to the sum of 18 months base salary plus the employee’s ICP target award opportunity for the year in which termination occurs, pro-rated for service during the year, and any unpaid prior year ICP bonus, if any;
•Monthly COBRA premium reimbursement for the shorter of 18 months or until the employee becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident, and life insurance, payable during the same period as the COBRA premium reimbursement, unless the employee becomes eligible for health coverage from a new employer.
Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control
If a change in control occurs, the Severance Plan provides benefits to certain eligible employees, including the NEOs, whose employment is terminated by the Company or its successor without “cause” or by the employee with “good reason” (as each is defined in the Severance Plan) on or within two years of a change in control, including:
•Severance payable in a lump sum in an amount equal to the sum of (i) annual base salary and the ICP target award opportunity for the year in which employment terminates, multiplied by 2.5x, (ii) any unpaid prior year bonus, and (iii) the ICP target award for the year in which employment terminates, pro-rated for the period of the employee’s employment during the fiscal year in which employment terminates;
•A monthly reimbursement equal to the monthly COBRA premiums for NEOs and their covered dependents, the shorter of either 30 months (the severance period) or until the NEO becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident, and life insurance, payable during the same period as the COBRA reimbursement, unless the NEO becomes eligible for health coverage from a new employer.

Leonardo DRS	57	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
In the event an NEO’s employment is terminated by the Company without cause or by the NEO with good reason in connection with a change in control, any awards granted under the ECP will be deemed to be immediately vested and payable (with any performance conditions deemed achieved at target), such that any unvested awards granted under the ECP will immediately vest.
Death or Disability
If an NEO’s employment is terminated due to the NEO’s death or disability, the terms of the ICP and the RSU and PRSU award agreements will control. Under the ICP, the Compensation Committee, in its sole discretion, may authorize a pro-rated award payment to the NEO or his or her beneficiary reflecting the NEO’s participation for a portion of the plan year in which the NEO’s employment terminated. For unvested awards granted under the ECP, under the NEO’s RSU and PRSU Award Agreements, any unvested RSUs and PRSUs will fully vest on the date of the NEO’s death or disability, as applicable, with the performance conditions deemed achieved at target performance for the PRSUs.
Conditions and Obligations of All Other NEOs
Pursuant to the Severance Plan, each participant, including NEOs, is obligated to sign a general release relating to the participant’s employment and comply with the following restrictive covenants to receive severance payments under the Severance Plan: (i) a confidentiality provision applicable for as long as the information remains confidential post-termination, and (ii) a non-solicitation covenant applicable for 12 months post-termination. Participants are also required to return all Company property and materials relating to the business of the Company in the participant’s possession or control. The RSU and PRSU award agreements (including Founders Award agreements) include the same covenants.
Executive Officer and Director Hedging or Pledging
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as Section 16 Officers, from (i) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the total compensation of William J. Lynn III, our CEO, for 2024:

Median Employee total annual compensation	$88,177
Total Compensation of our CEO	$7,874,971
Ratio of CEO to Median Employee compensation	89 to 1
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•As permitted by SEC rules, we used the same median employee for purposes of this disclosure as was used in the proxy statement for our 2024 annual meeting of stockholders. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure in this proxy statement.
•We combined all of the elements of the median employee’s compensation for the 2024 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $88,177.
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement.

Leonardo DRS	58	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Equity Compensation Plan Information
The following table provides information as of December 31, 2024, concerning shares of our common stock authorized for issuance under the ECP and the Leonardo DRS, Inc. Employee Stock Purchase Plan (the “ESPP”).

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	(b) Weighted average exercise price of outstanding options, warrants and rights ($)(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(3)

Equity compensation plans approved by security holders	5,901,071	$10.39	10,953,595
Equity compensation plans not approved by security holders	—	—	—
Total	5,901,071	$10.39	10,953,595
1.Column (a) includes outstanding stock options to acquire 1,571,399 Leonardo DRS shares of common stock relating to option awards assumed as part of the closing of the merger transaction with RADA and becoming a public company (“RADA Merger”) with a weighted average exercise price of $10.39, 1,312,612 shares issuable pursuant to outstanding RSUs and 3,017,060 shares issuable pursuant to outstanding PRSUs. Outstanding PRSUs are reflected at the maximum possible payout that may be earned during the relevant performance period.
2.The weighted average exercise price is calculated based solely on the outstanding stock options to acquire 1,571,399 Leonardo DRS shares of common stock relating to option awards assumed as part of the RADA Merger. It does not take into account the shares issuable upon vesting of outstanding RSUs and PRSUs, which have no exercise price.
3.Column (c) includes 8,953,595 shares remaining available for issuance under the ECP, including 153,160 stock options relating to option awards assumed as part of the RADA Merger that were forfeited and recycled back into the ECP, and 2,000,000 shares available for issuance under the ESPP.
Pay Versus Performance Disclosure
Background
The following section has been prepared in accordance with the SEC’s Pay Versus Performance (“PVP”) disclosure rule, which requires public companies to disclose information reflecting the relationship between the company’s financial performance and Compensation Actually Paid (“CAP”) and Average Compensation Actually Paid (“Average CAP”). We have calculated CAP and Average CAP in accordance with the PVP disclosure rule which does not reflect the actual or average amount of compensation paid to, received by, or earned by our Principal Executive Officer (“PEO”) and our non-PEO NEOs during the applicable years.
To calculate the CAP for the PEO and the Average CAP for the non-PEO NEOs, adjustments are made to the Total Compensation reported in the Summary Compensation Table for the applicable years. These adjustments are described in the tables below the PVP Table.
The Compensation Committee does not use CAP or Average CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PVP Table to measure performance for incentive plan purposes.
Refer to “Compensation Discussion & Analysis—Compensation Program Overview—Executive Compensation Philosophy” for how we align pay with performance and “Compensation and Discussion Analysis—Components of Compensation Program” for a description of how the Compensation Committee approaches the design of our executive compensation program.

Leonardo DRS	59	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2024 Pay Versus Performance Table
The following table sets forth (i) the total and average total compensation set forth in the Summary Compensation Table (“SCT”) for the CEO and the other NEOs as a group, respectively; (ii) the total and average total CAP (as determined in accordance with Item 402(v)) for the CEO and the other NEOs as a group, respectively; (iii) the Company’s cumulative TSR (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PVP Peer Group”), as determined in accordance with Item 402(v); and (iv) Net Income and Adjusted EBITDA, for the previous four years.

	SCT Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average SCT Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on(4):
Year(1)					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ in millions)	Adjusted EBITDA ($ in millions)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	7,874,971	26,193,985	2,022,776	5,741,640	294	157	213	400
2023	10,821,579	19,073,744	2,647,586	4,326,150	182	127	168	324
2022	11,050,279	13,210,191	2,631,687	3,087,365	116	102	405	318
2021	6,323,603	6,323,603	1,620,284	1,620,284	n/a	n/a	154	310
2020	5,003,692	5,003,692	1,369,040	1,361,792	n/a	n/a	84	85
1.Mr. Lynn served as PEO and Mr. Dippold, Mr. Baylouny, Mr. Dorfman and Ms. Wallace served as Non-PEO NEOs since 2020.
2.Reflects the SCT “Total Compensation” for our PEO and the average SCT “Total Compensation” of each of the non-PEO NEOs (determined as set forth below). Amounts reported for 2023 have been updated to correct a miscalculation.
3.Represents CAP for our PEO and Average CAP for our non-PEO NEOs as a group, as determined in accordance with Item 402(v) and does not reflect the compensation ultimately earned or realized by our PEO or non-PEO NEOs. Amount reported for 2020 has been updated to correct a miscalculation.
4.Reflects our Cumulative TSR and our Peer Group Cumulative TSR for each measurement period from the date of our public listing (November 29, 2022) through December 31, 2024. Dividends are assumed to be reinvested, and the returns of each company in our PVP Peer Group are weighted to reflect relative stock market capitalization. Results assume that $100 was invested on November 29, 2022 (our first trading day), in each of our common stock and the stocks comprising our PVP Peer Group. Our PVP Peer Group is the same peer group used in the Performance Graph for purposes of Item 201(e)(1)(ii) of Regulation S-K in our 2024 Annual Report, the S&P Aerospace & Defense Select Industry Index.
5.Adjusted EBITDA is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
Reconciliations of SCT Total Compensation to CAP Total Compensation for our PEO and Average SCT Total Compensation to Average CAP Total Compensation for our non-PEO NEOs is shown below:
Adjustments to Determine CAP for PEO

Covered Fiscal Year	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

SCT Total for PEO	7,874,971	10,821,579	11,050,279	6,323,603	5,003,692
Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—	—	—

Leonardo DRS	60	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Covered Fiscal Year	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	4,395,296	4,410,599	5,881,021	—	—
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	6,928,831	6,105,185	8,040,933	—	—
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—	—	—
Add the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	9,783,015	6,583,569	—	—	—
Add the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during covered fiscal year	6,002,464	(25,990)	—	—	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	—	—	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	—	—	—	—	—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Total Adjustments	18,319,014	8,252,165	2,159,912	—	—
CAP Total for PEO	26,193,985	19,073,744	13,210,191	6,323,603	5,003,692
Adjustments to Determine Average CAP for Non-PEO Named Executive Officers as a Group

Covered Fiscal Year	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Average SCT Total for Non-PEO NEOs	2,022,776	2,647,586	2,631,687	1,620,284	1,369,040
Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	9,878	—	—	7,248
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—	—	—

Leonardo DRS	61	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Covered Fiscal Year	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	839,130	891,670	1,207,969	—	—
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	1,322,819	1,234,256	1,663,647	—	—
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—	—	—
Add the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	1,977,810	1,351,114	—	—	—
Add the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during covered fiscal year	1,257,365	(5,258)	—	—	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	—	—	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	—	—	—	—	—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Total Adjustments	3,718,864	1,678,564	455,678	—	(7,248)
CAP Total for Non-PEO NEOs	5,741,640	4,326,150	3,087,365	1,620,284	1,361,792
1.For all years, there was no pension value attributable to “service cost” or “prior service cost,” so no adjustments are reflected for these values required to be added as part of the CAP pension adjustments.
2.The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation – Stock Compensation,” generally using the same methodology and assumptions the Company uses for financial reporting purposes when determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value equity awards for the PVP disclosure, we adjusted the stock price to reflect the closing stock price as of the relevant measurement date. For awards outstanding on the last day of 2022, 2023, and 2024, the closing stock price used was $12.78, $20.04, and $32.31, respectively. For the 2022 RSUs, 2023 RSUs and the Founders Awards that vested in 2024, the closing stock price as on each vesting date was $21.97 on March 15, 2024, $21.52 on April 1, 2024, and $34.77 on November 29, 2024, respectively. In valuing the portion of the 2023 and 2024 PRSUs subject to market-based vesting conditions, the assumptions in the Monte Carlo model we use for determining grant date fair value were adjusted to reflect changes in each of the following as of the relevant measurement date: stock price volatility, time remaining in the performance period, actual relative TSR and stock price performance, and risk free interest rates. In valuing the portion of our outstanding 2023 and 2024 PRSUs subject to Company performance-based vesting conditions, the value for the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year. Stock Award amounts reported for 2023 as being deducted from the SCT Total have been updated to correct a miscalculation.

Leonardo DRS	62	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Required Tabular Disclosure of Most Important Measures to Determine FY2024 CAP
The four items listed below represent the most important measures used to determine CAP for 2024. While we utilize several financial performance measures to align executive compensation with the Company’s performance, not all of those measures are represented in the table below. For further information on these measures, see “Compensation Discussion and Analysis.”

Most Important Performance Measures
Revenue
Adjusted EBITDA
Adjusted Diluted Earnings per Share
Free Cash Flow
Narrative to the 2024 Pay Versus Performance Table
As noted above, we are required to provide the above tabular and below narrative disclosures in order to comply with Item 402(v).
The following graph illustrates the relationship between the CAP for our PEO and the Average CAP of our Non-PEO NEOs and the performance measures set forth in the above table.
Relationship between the Company’s Cumulative TSR and its Peer Group’s Cumulative TSR

Company vs. Peer Group Cumulative TSR
Indexed Total Shareholder Return
$300
$250
$200
$150
$100
$50
$100
$100
$116
$102
$182
$127
$294
$157
Nov. 29, 2022
Dec. 31, 2022
Dec. 31, 2023
Dec. 31, 2024
Co. TSR
Peer TSR

Relationship between CAP and the Company’s Cumulative TSR
As shown above in the “2024 Pay Versus Performance Table,” the PEO’s and other NEOs’ CAP amounts generally align with the Company’s Cumulative TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to the stock price in addition to the Company’s financial performance.

Leonardo DRS	63	2025 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Relationship between CAP and Company Net Income over FY 2020-2024
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021, 2022, 2023, and 2024 to the Company’s Net Income.

CAP vs. Net Income
Compensation Actually Paid (millions)
Net Income (millions)
30.0
25.0
20.0
15.0
10.0
5.0
0.0
700
600
500
400
300
200
100
0
$84
$154
$405
$168
$213
2020
2021
2022
2023
2024
CAP to PEO
Avg. CAP to Non-PEO NEOs
Net Income

Relationship between CAP and Company Adjusted EBITDA over FY 2020-2024
The following graphic depicts the relationship of the CAP received by our PEO and other NEOs in 2020, 2021, 2022, 2023, and 2024 to the Company’s Adjusted EBITDA*.

CAP vs. Adj. EBITDA*
Compensation Actually Paid (millions)
Adj. EBITDA (millions)
30.0
25.0
20.0
15.0
10.0
5.0
0.0
700
600
500
400
300
200
100
0
$114
$314
$318
$324
$400
2020
2021
2022
2023
2024
CAP to PEO
Avg. CAP to Non-PEO NEOs
Adj. EBITDA

*    This is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
All information provided above under the “Pay Versus Performance Disclosure” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Leonardo DRS	64	2025 Proxy Statement

Proposal 3

Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025
The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The decision of the Audit Committee to appoint Ernst & Young LLP was based on careful consideration of the firm’s qualifications as an independent registered public accounting firm. Ernst & Young LLP was originally selected by the Audit Committee as the Company’s independent registered public accounting firm effective March 28, 2022.
Although the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, the Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee would investigate the reasons for the stockholders’ rejection and would consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE
The Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2025 presented in Proposal 3.

Leonardo DRS	65	2025 Proxy Statement

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee Report to Stockholders
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in whole or in part, the information set forth above under “Board Meetings and Committees - Audit Committee,” relating to the charter of the Audit Committee and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal control over the Company’s financial reporting.
Based on the review and discussions referred to in this report, we recommended to the Board that the audited financial statements for the year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2024. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Ernst & Young LLP, the independent registered public accounting firm that audited the financial statements.
In addition, our recommendation was based on our discussion with Ernst & Young LLP of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. We also discussed with Ernst & Young LLP their independence and received from them the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. We based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee: Mary E. Gallagher, Chair Dr. Louis R. Brothers David W. Carey Eric C. Salzman

Leonardo DRS	66	2025 Proxy Statement

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee’s Policy on Services and Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee shall be directly and solely responsible for such appointment, retention, oversight, compensation, evaluation, and termination of the Independent Auditor of the Company and its subsidiaries (including resolution of any disagreement between Company management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services or the Company and its subsidiaries. The Audit Committee is also responsible for reviewing and proposing annually to the Board, the Independent Auditor’s proposed terms of engagement and fee arrangement, and review and pre-approve each service and related fees considered to be auditing services pursuant to any pre-approval policies and procedures set by the Audit Committee.
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees billed or expected to be billed for professional audit services rendered for the audit of the Company’s consolidated financial statements for fiscal years 2024 and 2023, and fees billed for other services rendered by our auditor during those same periods. Ernst & Young has served as our independent registered public accounting firm for the fiscal years ending December 31, 2024 and 2023. All such fees were approved in accordance with the Pre-approval Policy described above.

Year Ended December 31	2024 ($)	2023 ($)

Audit Fees(1)	5,461,000	6,598,000
Audit Related Fees(2)	90,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	5,551,000	6,598,000
1.For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for fiscal years 2024 and 2023, as well as reviews of our financial statements in our Quarterly Reports on Form 10-Q during fiscal years 2024 and 2023.
2.For professional services that are reasonably related to the performance of the audit or review of our financial statements. For fiscal year 2024 this consisted of agreed upon procedures.

VOTE

The Board unanimously recommends that stockholders vote “FOR” the ratification of the Appointment of the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.

Leonardo DRS	67	2025 Proxy Statement

Proposal 4

Approval of an Amendment to the Company’s Charter to Remove Certain “Pop-Up” Supermajority Voting Requirements
Charter
The Board has declared it advisable and approved a resolution to amend the Company’s Charter, subject to stockholder approval, to remove certain “pop-up” supermajority requirements in Article Twelfth (the “Supermajority Requirement”).
Article TWELFTH of the Charter currently provides that under certain circumstances, certain provisions of the Charter may only be altered, amended or repealed and any provision inconsistent therewith be adopted or added, if such alteration, amendment, repeal, adoption or addition is approved by 66 ⅔% of the voting power of the outstanding common stock then entitled to vote at any annual meeting or special meeting of stockholders.
If stockholders approve this proposal, an affirmative vote of the majority of the Board and the affirmative vote of the holders of a majority of the outstanding shares of common stock then entitled to vote in any annual meeting or special meeting of stockholders will be required to amend, alter, repeal or adopt any provision of the Charter under all circumstances.
Additionally, if stockholders approve this proposal, it will become effective immediately upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware in the form attached hereto as Appendix B (the “Amendment”), which we expect to file promptly after approval at the Annual Meeting. If the Amendment is not approved by our stockholders, Article TWELFTH of our Charter will remain unchanged. In accordance with the Delaware General Corporation Law (“DGCL”), the Board may elect to abandon the proposed Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.
Bylaws
Article IX of the Bylaws also includes a “pop-up” supermajority requirement to amend, alter, or repeal the Bylaws via stockholder vote consistent with the provisions in Article TWELFTH of the Charter discussed above. The Board has determined it is in the best interests of the Company and its stockholders to remove such supermajority requirement in Article IX of the Bylaws. As such, the Board has approved an amendment of the Bylaws to remove the “pop-up” supermajority voting requirement in Article IX of the Bylaws, contingent on stockholder approval of the Charter Amendment.
VOTE The Board unanimously recommends that you vote “FOR” the Approval of the Charter Amendment presented in Proposal 4.

Leonardo DRS	68	2025 Proxy Statement

Proposal 4 - Approval of an Amendment to the Company’s Charter to Remove Certain “Pop-Up” Supermajority Voting Requirements
Purpose and Possible Effects of the Proposed Amendment
The Board desires to amend the Charter as a result of the Board’s continuous effort to improve and enhance the Company’s corporate governance practices, policies, structures and functioning, taking into account ongoing corporate governance trends, peer practices, and views and perspectives of the Company’s stakeholders, including proxy advisory firms and institutional investors. The Board has determined that it is in the best interests of the Company and its stockholders to amend the Charter to replace the Supermajority Requirement with a majority standard.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock outstanding and entitled to vote on the matter at the Annual Meeting will be required to approve this proposal. Abstentions and Broker non-votes will count as a vote “against” the proposal.
Description of the Charter Amendment
The Supermajority Requirement currently provides that prior to the earlier of (i) the time at which Leonardo S.p.A., our majority stockholder, is no longer required to consolidate our financial statements with its financial results and (ii) the termination of the Proxy Agreement, the Charter may be amended by a vote of the holders of a majority of the outstanding shares of common stock (such earlier date, the “Pop-Up Date”). However, after the Pop-Up Date, amendments to certain specified provisions of the charter require a vote of the holders of at least two-thirds of the outstanding shares of our common stock. Such provisions include Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, ELEVENTH and TWELFTH. The Amendment will remove the Supermajority Requirement following the Pop-Up Date, so that all Articles of the Charter may be amended by a majority of the outstanding shares of common stock in all circumstances.
Accordingly, we ask our stockholders to vote on the following resolution:
That the Company’s stockholders approve an amendment to the Company’s Charter to amend by deleting Article TWELFTH in its entirety and inserting in its place a new Article TWELFTH, which shall read in its entirety as follows:
“TWELFTH: Subject to the Proxy Agreement, the Corporation reserves the right to amend, alter, or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL; and all rights herein conferred upon stockholders, directors or any other persons are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, an affirmative vote of the majority of the Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock then entitled to vote an any annual meeting or special meeting of stockholders shall be required to amend, alter, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation.”

VOTE

The Board unanimously recommends that stockholders vote “FOR” the Charter Amendment Proposal.

Leonardo DRS	69	2025 Proxy Statement

Proposal 5

Approval of One or More Adjournments of the Annual Meeting to a Later Date or Dates If Necessary or Appropriate to Solicit Additional Proxies If There Are Insufficient Votes to Approve the Other Proposals at the Time of the Annual Meeting.

We are requesting that our stockholders approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.
The Adjournment Proposal will only be submitted for a vote at the Annual Meeting in the event there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this proxy statement. If the Adjournment Proposal is submitted for a vote at the Annual Meeting and our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this proposal. Abstentions will count as a vote “against” the proposal. If you do not give instructions to your broker on Proposal No. 5, your broker will be entitled to exercise its discretion with respect to such proposal.
The Board believes that it is in the best interests of our Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting.

VOTE The Board unanimously recommends that you vote “FOR” the Adjournment Proposal presented in Proposal 5.

Leonardo DRS	70	2025 Proxy Statement

Stock Ownership of Management Table
The following table shows how much Leonardo DRS common stock was beneficially owned, as of April 7, 2025, by each director, each NEO of the Company, and all directors and executive officers as a group. The percentage calculations set forth in the table are based on 266,087,957 shares of common stock outstanding on April 7, 2025.

	Number Of Shares (#)	Percent (%)*

Directors
Frances F. Townsend(1)	30,320	*
Gail S. Baker(1)	30,320	*
Dr. Louis R. Brothers(1)	20,760	*
David W. Carey(1)	30,320	*
George W. Casey, Jr.(1)	30,320	*
Mary E. Gallagher(1)	30,320	*
Kenneth J. Krieg(1)	30,320	*
Eric C. Salzman(1)	16,223	*
NEOs
William J. Lynn III(2)	367,382	*
Michael Dippold	78,230	*
John Baylouny	140,812	*
Mark A. Dorfman	52,001	*
Sally A. Wallace	59,653	*
All directors and executive officers as a group (13 persons)	916,981	*
*    Less than one percent
1.For Mses. Townsend, Baker and Gallagher; Messrs. Brothers, Carey, Krieg and Salzman; and General Casey, the information contained in the table above includes 6,438 restricted stock units vesting on June 1, 2025, within 60 days following the Record Date.
2.Mr. Lynn is both a director and an NEO.

Leonardo DRS	71	2025 Proxy Statement

Persons Owning More than 5% of Leonardo DRS Common Stock
The following table shows how many shares of Leonardo DRS common stock were owned by each person known to us to own more than five percent of our common stock as of April 7, 2025. The percentage calculations set forth in the table are based on 266,087,957 shares of common stock outstanding on April 7, 2025, rather than based on the percentages set forth in the stockholder’s Schedule 13G/A.
Ownership of Common Stock

Principal Holders	Number of Shares (#)	Percent (%)

Leonardo S.p.A. and Leonardo US Holding LLC	189,745,073	71.3%
1.Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2024 by Leonardo S.p.A. and Leonardo US Holding, LLC (together, “Leonardo”). Leonardo is the beneficial owner of 189,745,073 shares, with shared dispositive power and shared voting power over all such shares. The address of the principal business office of Leonardo US Holding, LLC is 1235 South Clark Street, Suite 700, Arlington, VA 22202. The address of the principal business office of Leonardo S.p.A. is Piazza Monte Grappa n.4, 00195 Rome, Italy.

Leonardo DRS	72	2025 Proxy Statement

Certain Relationships and Related Party Transactions
General
The Company's Nominating Committee Charter provides that the Committee has the primary responsibility for reviewing and approving or rejecting “related-party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or may have a direct or indirect material interest (“Related Party Transactions”) (the “RPT Policy”). The RPT Policy defines a related person as a director, executive officer, nominee for director or greater than 5% beneficial owner of Company securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Under our RPT Policy, certain ordinary course transactions with Leonardo S.p.A. and US Holding are preapproved and then ratified by the Nominating Committee at regularly scheduled meetings.
Relationship with Leonardo S.p.A.
Proxy Agreement
In March 2025, the Company entered into an Amended and Restated Proxy Agreement by and among Leonardo S.p.A.; US Holding; Leonardo International S.p.A.; the Company; the individual proxy holders who are signatories thereto and their successors; and the DoD (the “Proxy Agreement”).
Since the Company has an Italian indirect majority stockholder, the Company is deemed to be operating under Foreign Ownership, Control of Influence (“FOCI”), as defined under the National Industrial Security Program Operating Manual. Furthermore, the Italian state beneficially owns approximately 30.2% of Leonardo S.p.A.’s voting power. In order to be permitted to maintain the Company’s security clearances and its access to classified data and to perform or bid on classified programs, the Company is required to mitigate FOCI, which the Company has done by entering into the Proxy Agreement. Among other things, the Proxy Agreement:
•provides that the shares of the Company common stock owned directly by US Holding and indirectly by Leonardo S.p.A. are voted through proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries (including us and US Holding) and must maintain adequate security clearance;
•provides that the proxy holders are appointed by US Holding (in consultation with Leonardo S.p.A.), but the appointment is subject to approval of DCSA, and that the proxy holders must be members of the Company’s Board;
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries;
•requires the Company to maintain a Government Security Committee consisting of all proxy holders;
•requires that the Audit Committee appoint an independent auditor to conduct an annual audit of the Company's books and records;
•requires proxy holders to meet as necessary to satisfy their responsibilities under the Proxy Agreement and requires the Board to meet at least four times a year in addition to any separate meetings of the proxy holders; and
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries.

Leonardo DRS	73	2025 Proxy Statement

Certain Relationships and Related Party Transactions
The Proxy Agreement will automatically terminate if US Holding holds less than 50% of the Company’s outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary, among other reasons.
Proxy Holders
The Proxy Agreement requires the appointment of five proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries, maintain adequate security clearances, and vote the shares of the Company’s common stock owned by Leonardo S.p.A. Proxy holders are appointed by US Holding after reasonable consultation with Leonardo S.p.A. and approval by DCSA and serve for staggered three-year terms. Upon expiration of a proxy holder’s term, or the death, resignation, removal or inability to act of any proxy holder, the proxy holder may be reappointed or replaced. Until a successor proxy holder accepts appointment, the remaining proxy holders may exercise all of the rights, powers and privileges of the proxy holders and if no proxy holders remain, the Chairman of the Company’s Board will be automatically vested with all rights, powers, authorities and immunities of the proxy holders for an interim period until a new proxy holder is appointed by US Holding and approved by DCSA. The current proxy holders and the commencement and expiration of their terms are as set forth in the table below.

Proxy Holder	Term Commencement	Term Expiration
Dr. Louis R. Brothers	January 1, 2023	March 31, 2026
David W. Carey	January 1, 2023	March 31, 2026
General George W. Casey, Jr.	January 1, 2024	March 31, 2027
Kenneth J. Krieg	January 1, 2025	March 31, 2028
Frances F. Townsend	January 1, 2025	March 31, 2028
The Proxy Agreement confers on the proxy holders the right to vote US Holding’s and Leonardo S.p.A.’s shares of our common stock in the same manner and to the same extent as if they were the absolute owners of such shares in their own right. All actions of the proxy holders with respect to such shares of our common stock require a majority vote of the proxy holders. Each proxy holder is entitled to one vote.
The proxy holders are permitted to vote for or consent to certain matters in their sole and absolute discretion, without consultation with US Holding or Leonardo S.p.A., while for other matters, the proxy holders may only vote for or consent to certain matters with the express written approval of US Holding. The proxy holders may only vote to declare or suspend dividends after prior consultation with US Holding.
Board of Directors
Under the terms of the Proxy Agreement, the proxy holders will, in their discretion and in consultation with the Nominating Committee, nominate four additional individuals who are not proxy holders, selected from candidates proposed by US Holding, in consultation with the Nominating Committee, as candidates for election to our Board (the “non-proxy holder director nominees”). The non-proxy holder director nominees will include (i) our CEO and (ii) three additional individuals.
The Nominating Committee will nominate the proxy holders for election as directors at any meeting of the Company’s stockholders at which directors are to be elected. At any such meeting, the proxy holders will vote on behalf of US Holding to elect the then-current proxy holders and the non-proxy holder director nominees to serve on the Board for the succeeding year. The proxy holders may remove any non-proxy holder director nominee from the Board by majority vote after consultation with US Holding.
In the event of a material breach of the Proxy Agreement, the DoD may (i) novate our classified contracts to a company not under FOCI at our expense, (ii) terminate our classified contracts and deny us new classified contracts, (iii) revoke our facility security clearance and/or (iv) suspend or debar us from participation in all U.S. government contracts.

Leonardo DRS	74	2025 Proxy Statement

Certain Relationships and Related Party Transactions
DCSA may terminate the Proxy Agreement if it deems it is no longer necessary in order to maintain our facility security clearance or if our facility security clearance is no longer necessary, if there has been a breach of the Proxy Agreement that requires its termination or if DCSA determines that terminating is necessary for national security or, in DCSA’s sole discretion, upon petition by us or US Holding. The Proxy Agreement automatically terminates upon the sale of our business or all of US Holding’s interest in a person or entity not controlled by Leonardo S.p.A. or if US Holding holds less than 50% of our outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary.
Other Agreements
The Company and US Holding entered into a Tax Allocation Agreement, dated as of November 16, 2020, as amended on July 28 and July 29, 2022 (the “Tax Agreement”), with members of an affiliated group (the “affiliated group”), as defined in Section 1504(a) of the Code, members of one or more consolidated, combined, unitary or similar state tax groups (the “state members”) and additional parties who are part of an “expanded affiliated group” for certain tax purposes. The Tax Agreement provides for the method of computing and allocating the consolidated U.S. federal tax liability of the affiliated group among its members and of allocating any state group tax liabilities among the state members.
The Company has also entered into a Trademark License Agreement, dated as of April 28, 2021, with Leonardo S.p.A., pursuant to which Leonardo S.p.A. grants the Company, subject to certain limitations, a non-exclusive license to use certain trademarks, including the name “Leonardo.”
The Company also entered into a Registration Rights Agreement, dated as of November 28, 2022, with Leonardo S.p.A. and US Holding, which, among other things, provides Leonardo S.p.A. and its affiliated entities with customary demand, shelf and piggy-back registration rights from and following the closing to facilitate a public offering of our common stock held by US Holding.
Leonardo DRS, US Holding and Leonardo S.p.A. also entered into a Cooperation Agreement, dated as of November 28, 2022 and amended as of March 1, 2025, pursuant to which, among other things, (i) Leonardo S.p.A. has certain consent, access and cooperation rights, (ii) US Holding has consent rights over our Company and its subsidiaries, including over the creation or issuance of any new classes or series of stock, listing or delisting from any securities exchange, and making material changes to the Company’s accounting policies and changing DRS’s auditor, and (iii) neither US Holding nor Leonardo S.p.A. has the ability to transfer any of our voting securities for a period of six months following the closing of the RADA Merger, except in connection with a change in control of the Company or for transfers to affiliates.
Affiliated Operations Plan (the “AOP”) Services Agreements
Although the Company operates largely independently from Leonardo S.p.A., the Company, Leonardo S.p.A. and Leonardo S.p.A.’s subsidiaries each provide certain services to each other, share certain services and rely on certain third-party service providers to provide services pursuant to shared services contracts, subject to the terms of the Proxy Agreement and in accordance with the AOP, approved by DCSA.
The AOP currently governs the following types of arrangements:
•services Leonardo S.p.A. or its subsidiaries receive pursuant to a contract with a third-party service provider, which Leonardo S.p.A. or its subsidiaries then provide to us on a pass-through basis;
•services we receive pursuant to a contract with a third-party service provider, which we then provide to Leonardo S.p.A. or its subsidiaries (excluding us) on a pass-through basis;
•certain services we receive directly from Leonardo S.p.A. or its subsidiaries; and
•certain services we provide directly to Leonardo S.p.A. or its subsidiaries.

Leonardo DRS	75	2025 Proxy Statement

Certain Relationships and Related Party Transactions
The fees for each of the services to be provided under the AOP are mutually agreed upon as part of the negotiation of the services agreement and may vary on the basis of usage and other factors. Although we seek to implement commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of such agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.
Sales and Purchases
The Company has various related-party sales and purchases with US Holding and its other affiliates that occur in the regular course of business. Related-party sales are included in revenues and were $30 million, $40 million and $59 million for the years ended December 31, 2024, 2023 and 2022, respectively. Related-party purchases are included in cost of revenues and were $7 million, $4 million and $3 million for the years ended December 31, 2024, 2023 and 2022, respectively. The receivables with US Holding and its other affiliates of $19 million and $8 million, respectively, and payables of $4 million and $4 million, respectively, as of December 31, 2024 and 2023, are included in accounts receivable and accounts payable in our Consolidated Balance Sheets. In addition, there was a related-party balance in contract assets of $12 million at December 31, 2024.

Leonardo DRS	76	2025 Proxy Statement

Stockholder Communications with the Board of Directors
Stockholders may send communications to the Board by submitting a letter addressed to: Leonardo DRS, Inc., Attn: Corporate Secretary, 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. The Board has instructed the Corporate Secretary to forward such communications to the Lead Director. The Board has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, not to forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board consideration. The Corporate Secretary may also forward the stockholder communication within the Company to the CEO or to another executive officer to facilitate an appropriate response.
The Corporate Secretary maintains a log of all communications from stockholders and the disposition of such communications, which the directors review at least annually.

Leonardo DRS	77	2025 Proxy Statement

Stockholder Nominations and Proposals for 2026 Annual Meeting
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s annual meeting of stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 24, 2025. Proposals should be sent to the attention of the Corporate Secretary. More information regarding stockholder proposals under Rule 14a-8, including procedural and substantive requirements and reasons why the Company may exclude the proposal from its proxy statement may be found in Rule 14a-8.
Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2026 annual meeting of stockholders must be received not earlier than February 4, 2026 and not later than March 6, 2026. However, if the 2026 annual meeting of stockholders is called for a date that is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2025 Annual Meeting, the notice must be received before (a) the close of business on the 90th day prior to the meeting or (b) the close of business on the tenth day following the day on which a public announcement of the date of the meeting is first made, whichever is later. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaws and SEC requirements for submitting a proposal or nomination. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Within two business days after delivering such notice required by Section 8 of the Bylaws and Rule 14a-19, the stockholder must certify to and notify the Corporate Secretary that the stockholder has met and complied with all of the requirements under the Bylaws and Rule 14a-19.
Notices of intention to nominate a director or present proposals at the 2026 annual meeting of stockholders should be addressed to the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Leonardo DRS	78	2025 Proxy Statement

Householding of Proxy Materials
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice or, if you have elected to receive hard copies, our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one Notice or one set of proxy materials and would like to request a separate copy of these materials or any other proxy materials in the future, please: (1) mail your request to Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, Attn: Corporate Secretary; (2) send an e-mail to stephen.vather@drs.com; or (3) call our Investor Relations department at 703-416-8000. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Annual Report on Form 10-K
You may obtain a free copy of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and available at its website at www.sec.gov. Please contact the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202 or email investor.relations@LeonardoDRS.com. This report is also available at www.proxydocs.com.
Other Matters
Leonardo DRS is soliciting this proxy on behalf of its Board and will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the Notice and proxy materials. This solicitation is being made by mail, but also may be made personally or by facsimile, telephone, messenger, or via the Internet. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.
We are not aware of any additional matters to be acted upon at the Annual Meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.
By Order of the Board of Directors,
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 23, 2025

Leonardo DRS	79	2025 Proxy Statement

Appendix A
Non-GAAP Financial Measures
We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.
We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin	Year Ended December 31, 2024 ($ in millions)

Net earnings	213
Income tax provision	51
Amortization of intangibles	22
Depreciation	69
Restructuring costs	8
Interest expense	21
Deal-related transaction costs	7
Other one-time non-operational events	9
Adjusted EBITDA	400
Adjusted EBITDA margin	12.4%
We define adjusted EBITDA as our net earnings before income taxes, amortization of acquired intangible assets, depreciation, restructuring costs, interest, deal-related transaction costs, other non-operating expenses such as foreign exchange, non-service pension expenditures, legal liability accrual reversals, and other one-time non-operational events as well as gains (losses) on business disposals. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

Leonardo DRS	80	2025 Proxy Statement

Appendix A

Adjusted Net Earnings	Year Ended December 31, 2024 ($ in millions)

Net earnings	213
Deal-related transaction costs	7
Amortization of intangibles	22
Restructuring costs	8
Other one-time non-operational events	9
Tax effect of adjustments	(10)
Adjusted net earnings	249
We define adjusted net earnings as net earnings excluding deal-related transaction costs, amortization of acquired intangible assets, restructuring costs, other non-operating expenses such as foreign exchange, non-service pension expenditures, legal liability accrual reversals, and other one-time non-operational events offset by the tax effect of such adjustments, as well as gains (losses) on business disposals (net of tax).

Free Cash Flow	Year Ended December 31, 2024 ($ in millions)

Net cash provided by operating activities	271
Transaction-related expenditures, net of tax	3
Capital expenditures	(85)
Proceeds from sales of assets	1
Free cash flow	190
We define free cash flow as the sum of the cash flows provided by (used in) operating activities, the cash flows provided by (used in) investing activities pertaining to capital expenditures, proceeds generated from the sale of capital assets and dividends received from investments, less transaction-related expenditures (net of tax) and tax payments on disposals.

Leonardo DRS	81	2025 Proxy Statement

Appendix B
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEONARDO DRS, INC.
[__], 2025

Leonardo DRS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is Leonardo DRS, Inc. (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 8, 1968 under the name Diagnostic/Retrieval Systems, Inc. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on November 23, 2022.

SECOND: This Amendment (the “Amendment”) to the Certificate was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

THIRD: Article TWELFTH of the Certificate is hereby amended by deleting Article EIGHTH in its entirety and inserting in its place a new Article TWELFTH to read as follows:

“TWELFTH: Subject to the Proxy Agreement, the Corporation reserves the right to amend, alter, or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL; and all rights herein conferred upon stockholders, directors or any other persons are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, an affirmative vote of the majority of the Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of Common Stock then entitled to vote an any annual meeting or special meeting of stockholders shall be required to amend, alter, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation.”

[Signature page follows]

Leonardo DRS	82	2025 Proxy Statement

Appendix B
IN WITNESS WHEREOF, the undersigned has duly executed this certificate of amendment on behalf of the Corporation this [__] day of [__], 2025.

Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary

Leonardo DRS	83	2025 Proxy Statement

LEONARDO DRS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70108-P24829 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEONARDO DRS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William J. Lynn, III
02) Frances F. Townsend
03) Gail S. Baker
04) Dr. Louis R. Brothers
05) David W. Carey
06) General George W. Casey, Jr. (Ret.)
07) Mary E. Gallagher
08) Kenneth J. Krieg
09) Eric C. Salzman

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V70109-P24829

LEONARDO DRS, INC.
Annual Meeting of Stockholders
June 4, 2025 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark A. Dorfman and Michael Dippold, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LEONARDO DRS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on June 4, 2025, virtually at www.virtualshareholdermeeting.com/DRS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side